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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.
PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY "[*]". CONFIDENTIAL INFORMATION OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                    EXHIBIT 10.2

                            HEALTH SERVICES AGREEMENT
               BETWEEN FOUNDATION HEALTH, A CALIFORNIA HEALTH PLAN
                           AND MOLINA MEDICAL CENTERS

     This Health Services Agreement ("Agreement") is entered into this 1st day of February, 1996, by and between Foundation Health, a California Health Plan, a California corporation ("Foundation"), and Molina Medical Centers, a California corporation ("Molina").

                                    RECITALS

     A. Foundation is a prepaid full-service health care service plan licensed under the Knox-Keene Health Care Services Plan Act of 1975, as amended (the "Knox-Keene Act").

     B. Molina is also a prepaid full-service health care service plan licensed under the Knox-Keene Act, with a Medi-Cal service area defined in Addendum A (the "Molina Service Area").

     C. Foundation intends to contract with the California Department of Health Services under the Medi-Cal Managed Care Program for the provision of Health Care Services to persons who enroll in the Foundation Medi-Cal Plan for Los Angeles County.

     D. Molina has established staff-model facilities and contracted with a network of Participating Physicians and Participating Facilities for the rendering of Health Care Services.

     E. Foundation wishes to contract with Molina for the arrangement of Health Care Services, marketing services and certain administrative services to those Medi-Cal beneficiaries residing in Los Angeles County who enroll in the Foundation Medi-Cal Plan and who select, or who are assigned by Foundation to, a Molina Participating Physician as his or her Primary Care Provider.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties agree as follows:

                             ARTICLE I - DEFINITIONS

     1.01 Capitation Payment - is a fixed monthly payment negotiated by the parties that is payable to Molina by Foundation for each Molina Member.

     1.02 DHS - is the California Department of Health Services.

     1.03 DHHS - is the United States Department of Health and Human Services.

     1.04 DOC - is the California Department of Corporations.

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     1.05 DOJ - is the United States Department of Justice.

     1.06 Eligibility List - is a list of all Molina Members to be provided by Foundation on a monthly basis to Molina.

     1.07 Emergency Services - are those Health Care Services required for alleviation of severe pain or immediate diagnosis and treatment of unforeseen medical conditions, which, if not immediately diagnosed and treated, would lead to disability or death.

     1.08 Foundation Enrollment Packet - The information provided by Foundation to Medi-Cal Members upon enrollment in the Medi-Cal Plan which summarizes the Foundation Medi-Cal Plan offered to Molina Members and which includes an Evidence of Coverage, Disclosure Form, and Participating Provider Directory for Los Angeles County. The Evidence of Coverage is attached hereto and incorporated herein as Addendum B, the Disclosure Form is attached hereto and incorporated herein as Addendum C, and the Participating Provider Directory is attached hereto and incorporated herein as Addendum D.

     1.09 Foundation Medi-Cal Plan - is the Foundation benefit plan covering the provision of Health Care Services to Medi-Cal Members pursuant to the Medi-Cal Agreement. The benefits of the Foundation Medi-Cal Plan are set forth in the Medi-Cal Agreement.

     1.10 Health Care Services - are all medical, hospital and ancillary services, including Emergency Services, which are covered benefits under the Foundation Medi-Cal Plan.

     1.11 Knox-Keene Act - is the Knox-Keene Health Care Service Plan Act of 1975, as amended, and the rules and regulations promulgated by DOC thereunder.

     1.12 Medi-Cal - is a federal and state funded health care program established by Title XIX of the Social Security Act, as amended, which is administered in California by the DHS.

     1.13 Medi-Cal Agreement - is the agreement to be entered into by and between Foundation and DHS pursuant to the Waxman-Duffy Act, under which Foundation will agree to provide health benefits under the Medi-Cal Managed Care Program to Los Angeles County Medi-Cal beneficiaries who enroll in the Foundation Medi-Cal Plan. A copy of the Medi-Cal Agreement will be provided to Molina by Foundation upon execution. The required elements of this Agreement will, among other things, conform with the requirements set forth in the State of California DHS Request for Application ("RFA") dated September 1994, as amended.

     1.15 Medi-Cal Member - is an individual residing in Los Angeles County who is eligible for Medi-Cal and is enrolled in the Foundation Medi-Cal Plan.

     1.16 Monthly DHS Payment - is the revenue received by Foundation each month from DHS, as determined by DHS, for the Health Care Services each Medi-Cal Member is to be provided under the Foundation Medi-Cal Plan.

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     1.16 Primary Care Physician - is either an internist, pediatrician, or family practitioner who has been selected by or assigned to a Medi-Cal Member for the purpose of coordinating Health Care Services under the Foundation Medi-Cal Plan.

     1.17 Primary Hospital - is the hospital selected by a Medi-Cal Member at the time of enrollment where most hospital services will be provided to the Medi-Cal Member

     1.18 Molina Member - is a person enrolled in the Foundation Medi-Cal Plan who has been assigned to or selected a Molina Participating Physician as his or her Primary Care Physician in accordance with the procedures set out in Addendum E hereto.

     1.19 Molina Participating Facility - is a licensed acute-care facility which is owned by or has contracted with Molina to furnish Health Care Services to Molina Members.

     1.20 Molina Participating Physician - is a licensed physician or osteopath or group of physicians or osteopaths which has contracted with or is employed by Molina to provide or arrange Health Care Services to Molina Members.

     1.21 Molina Participating Providers - are Participating Physicians, Participating Facilities and other providers, such as ancillary service providers, which contract with Molina to provide Health Care Services to Molina Members.

     1.22 Molina Service Area - The geographic area in Los Angeles County in which, as of the Commencement Date of this Agreement, Molina is licensed by the DOC to provide or arrange Health Care Services for its Medi-Cal enrollees. The Molina Service Area is described in Exhibit A, attached hereto and incorporated herein. The Molina Service Area may be revised in Los Angeles County upon the approval of the DOC and DHS.

     1.23 Molina Subcontracts - are the contracts entered into between Molina and Molina Participating Providers for the performance of Health Care Services.

     1.24 Waxman-Duffy Act - is the Waxman-Duffy Prepaid Health Plan Act (commencing at Section 14200 of the California Welfare and Institutions Code), and the rules and regulations promulgated thereunder by the DHS.

                          ARTICLE II - MOLINA'S DUTIES

     2.01 Arrange Health Care Services - Molina shall provide or arrange all Health Care Services to Molina Medi-Cal Members as identified on the Eligibility List provided by Foundation pursuant to Section 3.04 of this Agreement. Molina's obligation to provide Health Care Services under this Agreement is limited to the Molina Service Area and is subject to Molina's capacity limitation specified in Section 2.04 below.

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     2.02 Participating Providers.

          2.02.01 Standards. All Health Care Services shall be provided by duly licensed, certified or accredited Molina Participating Providers who will provide such services consistent with the scope of their license, certification or accreditation and in accordance with the standards of medical practice in the community. In addition, Molina Participating Providers shall satisfy the standards for participation and all applicable requirements for providers of health services under the Medi-Cal Program as set forth in Title 22 of the California Code of Regulations, Article 4, Section 51200 et seq. Molina agrees that Molina Facilities shall comply with the facility standards established by DHS as set forth in Title 22, California Code of Regulations. Molina shall cooperate with inspections of Molina Participating Providers, as conducted by DHS or Foundation staff, that are required to assure compliance with DHS and Foundation standards.

          2.02.02 Adequacy and Availability. Molina shall demonstrate the continuous availability and accessibility of adequate numbers of Molina Participating Providers to provide Health Care Services to Molina Members on a 24-hour basis, seven (7) days a week, including the provision of Emergency Services. Molina will have as a minimum the following:

               (i) One full-time equivalent Primary Care Physician per two thousand (2,000) prepaid persons;

               (ii) One full-time equivalent physician per one thousand two hundred (1,200) prepaid persons;

               (iii) One full-time equivalent non-physician medical practitioner per one thousand (1,000) prepaid persons; and

               (iv) One(1) designated Emergency Services facility in Los Angeles County, providing care on a 24-hour basis, seven (7) days a week.

          2.02.03 List of Providers. Molina shall provide to Foundation at the time of the execution of this Agreement a complete list of the names, addresses, specialities, license numbers and normal hours of operation for each Molina Participating Physician and the names and addresses of each Molina Participating Provider other than a Molina Participating Physician who will be providing Health Care Services under the Foundation Medi-Cal Plan. Molina agrees to provide Foundation with any additional provider information required by the DHS and DOC.

          2.02.04 Changes in Provider Network. Molina will provide Foundation an updated list of Molina Participating Providers on a monthly basis and Foundation shall publish either a new Participating Provider Directory or an amendment to the existing Participating Provider Directory as required by DHS. Molina's updated monthly list shall identify those Molina Participating Providers which have been added or deleted from the previous monthly list of Molina Participating Providers, and those Molina Participating Providers that have changed office locations. Molina shall immediately inform Foundation of the termination of any Molina Primary

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Care Physician so that Foundation may reassign all linked Molina Members. When a
Molina Participating Provider moves to a new facility, Molina shall conduct an on-site inspection of such new facility as required by law. In addition, Molina shall immediately inform Foundation of any other type of provider change that may impact Foundation's responsibilities under the Medi-Cal Agreement of law. In the event of termination of a Molina Participating Provider for any reason, Molina remains responsible for the continued provision of Health Care Services to all Molina Members, including those who are receiving Health Care Services from the terminated Molina Participating Provider.

          2.02.05 Primary Care Physician. Molina shall ensure that an appropriate Primary Care Physician is available for each Molina Member. A Molina Member may select a Primary Care Physician or Foundation may assign a Molina Member to a Primary Care Physician.

     2.03 Insurance. Molina shall maintain professional liability insurance and general liability and errors and omissions liability insurance in the minimum amounts of five million dollars ($5,000,000) per person and ten million dollars ($10,000,000) total liability for coverage of Molina, its agents and employees. In the event Molina procures a claims made policy, as distinguished from an occurrence policy, Molina shall procure and maintain prior to termination of such insurance, continuing extended reporting coverage for the maximum term provided in the professional liability policy. Molina shall notify Foundation of any material changes in insurance coverage and shall provide a certificate of such insurance to Foundation upon request. Molina shall require Molina Participating Providers to maintain insurance consistent with the standards of the relevant community.

     2.04 Acceptance of Members and Limitation on Enrollment. Molina shall accept as Molina Members all Foundation Medi-Cal Members who chose a Molina Primary Care Physician or who are assigned to Molina in accordance with the procedures, and up to the enrollment limitation, set out in Addendum E hereto.

     2.05 Coordination of Benefits. Molina may recover the costs of Health Care Services rendered to a Molina Member to the extent a Molina Member is covered for such services under any other state or federal medical care program or under other contractual or legal entitlement, including, but not limited to, private group or individual indemnification programs, in accordance with applicable coordination of benefits laws.

     2.06 Third Party Liability. Neither Molina nor Molina Participating Providers may attempt to recover costs of Health Care Services in circumstances involving casualty insurance, tort liability or workers' compensation. Molina shall notify Foundation within five (5) calendar days of discovering any circumstances involving a Molina Member which may result in the Molina Member recovering tort liability payments, casualty insurance payments or workers' compensation awards. Molina shall also provide to Foundation such other related information as required under the Medi-Cal Agreement (see Section 3.41 of the draft Medi-Cal Agreement). The parties understand and agree that the Medi-Cal Agreement provides that said recoveries are the exclusive property of the DHS.

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     2.07 Molina Licensure and Compliance.

          2.07.01 Knox-Keene License. Throughout the term of this Agreement, Molina shall maintain Knox-Keene licensure in good standing with the DOC.

          2.07.02 Regulatory Approval. Molina shall use its best efforts and take all necessary steps to obtain, prior to the date operations commence under this Agreement and throughout the term of this Agreement, via appropriate approval by all applicable regulatory bodies, including, without limitation, the DOC, approval for Molina to participate in the Foundation Medi-Cal Plan and to provide Health Care Services under this Agreement within the Molina Service Area. Molina shall provide to Foundation written evidence of such approval prior to enrolling any Molina Members pursuant to this Agreement.

          2.07.03 Approved Molina Service Area. Molina shall enroll persons under this Agreement only within the Molina Service Area for Medi-Cal enrollees.

          2.07.04 Licensure Changes/Limitations. Molina shall notify Foundation in writing within five (5) working days in the event of any suspension, restriction or limitation is placed on its licensed Molina Service Area by the DOC.

     2.08 Quality Assurance and Remedial Procedures. The parties shall mutually agree upon and implement a quality assurance program for application to Foundation Medi-Cal Members, in accordance with the requirements of the Knox-Keene Act, the Waxman-Duffy Act and the Medi-Cal Agreement. The Foundation Medi-Cal Plan quality assurance program shall include maintenance of a Foundation Medi-Cal Plan Quality Assurance Committee which shall be responsible for oversight of all Health Care Services provided to Foundation Medi-Cal Members. The Foundation Medi-Cal Plan Quality Assurance Committee may be established as a subcommittee of the Foundation Quality Assurance Committee. A Molina designated physician shall participate in the Foundation Medi-Cal Plan Quality Assurance Committee. Molina shall additionally maintain an independent Quality Assurance Committee for reviewing matters related to Molina Members which shall meet at least monthly. Molina may satisfy this requirement by establishing a Subcommittee to the Molina Quality Assurance Committee. Molina shall, through its Medi-Cal Plan Quality Assurance Committee or Subcommittee, perform quality assurance reviews of Health Care Services provided to Molina Members in compliance with the Foundation Medi-Cal Plan quality assurance program as brought before Molina internally or from Foundation's Medi-Cal Plan Quality Assurance Committee, the DOC, DHS and any other governmental agencies with regulatory or enforcement jurisdiction over this Agreement. The Molina Quality Assurance Committee shall keep minutes of the committee meetings, a copy of which shall be made available to the Foundation Medi-Cal Plan Quality Assurance Committee. A Foundation designated physician shall participate in the Molina Quality Assurance Committee's review of Molina Member matters.

     Notwithstanding any provision in this Agreement to the contrary, Molina shall, at its sole cost, engage an outside quality management firm satisfactory to Foundation (e.g., MEDSTAT) to

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perform facility inspections and medical chart audits of every Molina
Participating Provider which is not a Foundation Participating Provider. Such facility inspections and medical chart audits shall be conducted in accordance with Foundation's standards. The facility inspections and medical chart audits shall be completed during the implementation period of the Medi-Cal Agreement and repeated annually thereafter during the term of this Agreement. Molina shall assure that Molina Participating Providers implement any corrective action plan identified as being necessary by the outside quality management firm. On or about August 1, 1996, Foundation will evaluate Molina's capacity to conduct its own facility inspections and medical chart audits in accordance with Foundation's standards. Foundation will at that time strike the requirement that such work be done by a third party if Foundation determines that Molina has developed an internal capacity which meets Foundation standards. If on said date Foundation determines that Molina has not developed said internal capacity, Foundation will strike the requirement on such later date as Foundation determines that Molina has developed said internal capacity.

     Molina and Molina Participating Providers shall abide by Foundation's written Quality Management Program, and Foundation's policies and procedures, including: (1) Oversight of Quality Management Functions to Medical Groups and IPAs; (2) Assessment of Medical Groups and IPAs for Delegated Quality Management; (3) Monitoring and Oversight of Quality Management Activities of Network Providers; (4) Delegation of Quality Management - HMO Coalition Studies;
(5) Delegation of Quality Management - Medical Records Audits; (6) Delegation of Quality Management - Medi-Cal Facility Inspections; and (7) Standards for Delegated Quality Improvement.

     2.09 Utilization Review. Molina shall develop a utilization review program in conformance with the requirements of the DOC, DHS and the Foundation Medi-Cal Plan Quality Assurance Committee. Molina shall maintain a Utilization Review Committee which shall meet as frequently as necessary. The Utilization Review Committee shall keep minutes of the committee meetings, copies of which shall be made available to Foundation. Molina shall review elective referral and hospital admissions on a concurrent and prospective basis and Emergency Services on a retrospective basis.

     2.10 Credentialling. Molina shall be responsible for credentialing Molina Participating Providers in accordance with the standards of the DOC and DHS and the Foundation Medi-Cal Plan Quality Assurance Committee.

     2.11 Non-discrimination. Molina and Molina Participating Providers shall not unlawfully discriminate against any employee nor applicant for employment because of race, religion, color, national origin, ancestry, physical handicap, medical condition, marital status, age (over 40) or sex. Molina and Molina Participating Providers shall ensure that the evaluation and treatment of their employees and applicants for employment are free of such discrimination. Molina and Molina Participating Providers shall comply with the provisions of the Fair Employment & Housing Act (California Government Code, Section 12990, et seq.) and the applicable regulations promulgated thereunder (CCR, Title 2, Section 7285.0, et seq.). The applicable regulations of the Fair Employment and Housing Commission implementing

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Government Code, Section 12990, set forth in Chapter 5 of Division 4 of Title 2 of the CCR are incorporated into this Agreement by reference and made a part hereof as if set forth in full. Molina and Molina Participating Providers shall give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other agreement. Molina shall include the non-discrimination and compliance provisions of this
Section in all subcontracts to perform services under this Agreement.

     Molina and Molina Participating Providers shall not discriminate against Medi-Cal Members because of race, color, creed, religion, ancestry, marital status, sexual orientation, national origin, age (over 40), sex, or physical or mental handicap in accordance with Title VI of the Civil Rights Act of 1964, 42 USC Section 2000d, rules and regulations promulgated pursuant thereto, or as otherwise provided by law or regulation.

     2.12 Accounts Payable System.

          2.12.01 Provider Claims. Molina agrees to operate its accounts payable system in a manner which assures that providers of authorized Health Care Services, including Molina Participating Providers and noncontracting providers, receive timely payment for Health Care Services rendered to Molina Members. For purposes of this Agreement, timely payment shall mean payment within the time specified in the applicable agreement between Molina and the provider. If such agreement does not specify a time period or if no agreement is in place, timely payment shall mean payment within the time periods required by California law.

          2.12.02 Member Claims. Molina shall pay uncontested claims for Emergency Services or other Health Care Services for which a Molina Member has been billed within thirty (30) working days of receipt of a claim. If the claim is contested by Molina, Molina shall notify the Molina Member that the claim is contested within the time period specified in this paragraph and shall provide Foundation a copy of the notice. The notice shall identify the portion of the claim that is contested and the specific reasons for contesting the claim.

     2.13 Protection of Members. Molina may not impose any limitations on the acceptance of Medi-Cal Members for care or treatment that it does not impose on its non-Medi-Cal Members. Neither Foundation, Molina, nor any Molina Participating Provider may request, demand, require or seek directly or indirectly the transfer, discharge, or removal of any Medi-Cal Member for reasons of the Medi-Cal Member's need for, or utilization of, Health Care Services.

     2.14 Child Health and Disability Prevention ("CHDP") Program Services. Molina agrees to maintain and operate a system which ensures the provision of CHDP services to Medi-Cal Members under the age of 21 in accordance with Title 17, California Code of Regulations, Section 6800 et seq.

     2.15 Identification of Officers, Owners, Stockholders, Creditors. As required by DHS, Molina shall identify the names of the following persons by listing them on Addendum F to this Agreement: (i) Molina officers and owners;
(ii) Molina shareholders owning greater than ten

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percent (10%) of any stock issued by Molina; and (iii) major creditors holding more than five percent (5%) of any debts owed by Molina. Molina shall notify Foundation within thirty (30) days of any changes in the information provided in Addendum F.

     2.16 Molina Subcontracts.

          2.16.01 Subcontracts. Molina shall maintain and make available to DHS and Foundation copies of all executed Molina Subcontracts. All Molina Subcontracts shall be in writing and shall be consistent with the terms and provisions of this Agreement and in compliance with applicable State and federal laws. Each Molina Subcontract shall contain the amount of compensation which the Molina Subcontractor will receive under the term of the Molina Subcontract.
Each Molina Subcontract shall also provide that the State of California, DHS, Foundation and Molina Members are held harmless in the event Molina does not pay for services under the Molina Subcontract.

          2.16.02 Records. Molina shall require all Molina Subcontractors to make their books and records pertaining to Health Care Services available at all reasonable times for inspection, examination, or copying by the DHS, DOC, DOJ, DHHS and Foundation. Molina shall also require all Molina Subcontractors to retain such books and records for a term of at least five years from the close of the fiscal year in which the Molina Subcontract is in effect.

          2.16.03 Continuing Care Requirements. Molina shall require all Molina Participating Providers to assist Molina and Foundation in the orderly transfer of the medical care of Molina Members in the event of termination of the Medi-Cal Agreement, including, without limitation, making available to DHS copies of medical records and any other pertinent information necessary for efficient case management of Medi-Cal Members, as determined by DHS.

          2.16.04 Continuing Obligations. The obligations of Molina and Molina Subcontractors under this Section 2.16 shall not terminate upon the termination of this Agreement.

     2.17 Local Health Department Coordination. As more fully set out in the Medi-Cal Agreement, Foundation will enter inter an agreement for the specified public health services with the Local Health Department ("LHD") in Los Angeles County. The agreement will specify the scope and responsibilities of the County, Foundation, Molina and Universal Care Health Plan, billing and reimbursements, reporting responsibilities, and medical record management to ensure coordinated health care services. The specified public health services under the agreement are as follows:

     2.17.01 Family planning services, as specified under the Medi-Cal
Agreement.

     2.17.02 Sexually transmitted disease ("STD") services diagnosis and treatment of disease episode of the following STDs: syphilis, gonorrehea, chlamydia, herpes simplex, chancroid, trichomoniasis, human papilloma virus, non-gonococcal urethritis, lymphogranuloma venereum

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and granuloma inguinale.

     2 17.03 Confidential HIV testing, as specified under the Medi-Cal
Agreement.

     2.17.04 Immunizations, as specified under the Medi-Cal Agreement.

     2.17.05 California Children Services.

     2.17.06 Maternal and Child Health.

     2.17.07 Child Health and Disability Prevention Program.

     2.17.08 Tuberculosis Direct Observed Therapy.

     2.17.09 Women, Infants, and Children Supplemental Food Program.

     2.17.10 Population based Prevention Programs: collaborate in LHD community based prevention programs.

     The services specified in Sections 2.17.01 through 2.17.04 require reimbursement to the LHD. The parties understand and agree that Molina shall be responsible for the arrangement, support and coordination of said services, billing and reimbursements, reporting responsibilities, and medical record management to ensure coordinated health care services involving Molina Members.

     2.18 Pharmacy and Formulary Compliance. In accordance with Title 22, California Code of Regulations, Section 53214, Molina shall comply with DHS standards for the appropriate use, storage and handling of pharmaceutical items. Molina shall permit periodic audits upon reasonable notice by Foundation or DHS to measure Molina's compliance with DHS standards and to provide recommendations regarding improvement.

     2.19 Additional Responsibilities. Molina shall have additional responsibilities as identified in the Matrix of Responsibilities attached hereto and incorporated herein as Addendum G. The specific details for these additional responsibilities shall be mutually agreed upon by the parties and shall be included in a Policies and Procedures Manual that will be jointly developed by the parties.

                        ARTICLE 3 - DUTIES OF FOUNDATION

     3.01 Medi-Cal Agreement. Foundation will endeavor to maintain the Medi-Cal Agreement in effect throughout the term of this Agreement. Foundation will administer the Medi-Cal Agreement and will act as the liaison between DHS and Molina for all purposes related to the provision of Health Care Services to Medi-Cal beneficiaries under the Medi-Cal Agreement.

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     3.02 Licensure.  Throughout the term of this Agreement, Foundation will remain a licensed health care service plan in good standing with the DOC. Foundation shall notify Molina in writing within five (5) working days in the event of any suspension, restriction or limitation placed on its license or approved service area by the DOC.

     3.03 Enrollment. Foundation will enroll Medi-Cal Members into the Foundation Medi-Cal Plan in accordance with applicable State and federal laws and the Medi-Cal Agreement. Foundation will assign Medi-Cal Members among Molina, Molina Medical Centers and itself on a rational, fair and alternating basis, as more fully set out in the procedures attached hereto and incorporated herein as Addendum E.

     3.04 Verification of Eligibility. Within five (5) days after receipt of the monthly Eligibility List from DHS, Foundation will provide to Molina a copy of such Eligibility List listing the Molina Members based on DHS information. Such Eligibility List for Molina Members shall be provided to Molina in a mutually agreeable electronic data submission format.

     3.05 Member Information and Identification Cards. Within seven (7) days after Foundation receives notice of the effective date of enrollment, Foundation shall distribute to new Molina Members (i) the information required to be provided to Molina Members under applicable State laws, including, without limitation, the Foundation Evidence of Coverage, Disclosure Form, and Participating Provider Directory, and (ii) an identification card which identifies the Molina Member as a Foundation Medi-Cal Member.

     3.06 Insurance. Foundation shall maintain professional liability insurance and general liability and errors and omissions liability insurance in the minimum amounts of five million dollars ($5,000,000) per person and ten million dollars ($10,000,000) total liability for coverage of Foundation, its agents and employees. In the event Foundation procures a claims made policy, as distinguished from an occurrence policy, Foundation shall procure and maintain prior to termination of such insurance, continuing extended reporting coverage for the maximum term provided in the professional liability policy. Foundation shall notify Molina of any material changes in insurance coverage and shall provide a certificate of such insurance to Foundation upon request.

     3.07 Management of Delegated Quality Improvement Activities. As more fully set out in the Medi-Cal Agreement, Foundation will maintain a system to ensure accountability of delegated quality improvement ("QIP") activities including:

          3.07.01 Maintenance of policies and procedures which describe delegated activities, QIP authority, function, and responsibilities, how Molina will be informed of the scope of QIP responsibilities, and Molina's accountability for delegated activities.

          3.07.02 Establish reporting standards to include findings and actions taken by Molina as a result of QIP activities with the reporting frequency to be at least quarterly.

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          3 07.03 Maintenance of written procedures and documentation of continuous monitoring and evaluation of the delegated functions, evidence that the actual quality of care being provided meets professionally recognized standards.

          3.07.04 Assurance and documentation that Molina has the administrative capacity, task experience, and budgetary resources to fulfill its responsibilities.

          3.07.05 Foundation will approve Molina's QIP, including its policies and procedures which meet Foundation's standards.

          3.07.06 Foundation will ensure that the actual quality of care being provided is being continuously monitored and evaluated.

          3.07.07 Foundation will investigate all potential quality issues involving Molina Members and Molina Participating Providers and shall take appropriate action upon finding an actual quality issue. Molina and its Participating Providers shall cooperate with such investigations and abide by Foundation's determinations.

     3.08 Management of Delegated Credentialling Activities. As more fully set out in the Medi-Cal Agreement, Foundation is responsible for the implementation and maintenance of policies and procedures which delineate the credentialing activities which are delegated to Molina under this Agreement, and Foundation shall monitor such activities. The parties understand and agree that Molina shall ensure the qualification of all Molina Participating Providers, approve new providers and sites, and terminate or suspend individual providers, in accordance with the standards of the DOC and DHS and the Foundation Medi-Cal Plan Quality Assurance Committee. Foundation shall perform on-site inspections and investigations of Molina Participating Providers as required by the DHS and as necessary to investigate a potential quality issue involving a Participating Provider, and Molina and Molina Participating Providers shall cooperate with Foundation's inspections and investigations.

     3.09 Management of Delegated Utilization Review Activities. As more fully set out in the Medi-Cal Agreement, Foundation is responsible for the implementation and maintenance of a utilization management program which meets the requirements of the Medi-Cal Agreement. The parties understand and agree that Molina shall develop a utilization review program in conformance with the requirements of the Medi-Cal Agreement, DOC, DHS and the Foundation Medi-Cal Plan Quality Assurance Committee. Molina shall maintain a Utilization Review Committee which shall meet as frequently as necessary. The Utilization Review Committee shall keep minutes of the committee meetings, copies of which shall be made available to Foundation. Molina shall review elective referral and hospital admissions on a concurrent and prospective basis and Emergency Services on a retrospective basis. Foundation shall ensure that said delegated utilization management activities are regularly evaluated and approved and that the such process is documented.

     3.10 Member Satisfaction Surveys. Foundation will conduct member satisfaction surveys of Molina Members as required under the Medi-Cal Agreement.

     3.11 Additional Responsibilities. Foundation shall have additional responsibilities as identified in the Matrix of Responsibilities attached hereto and incorporated herein as Addendum G. The specific details for these additional responsibilities shall be mutually agreed upon by the parties and shall be included in a Policies and Procedures Manual that will be jointly developed by the parties.

                       ARTICLE 4 - JOINT RESPONSIBILITIES

     4.01 Solicitation of Enrollment. The parties shall mutually develop a plan for marketing the Foundation Medi-Cal Plan and Molina's participation in the Foundation Medi-Cal Plan. The marketing plan shall be developed in compliance with all applicable laws.

     4.02 Agency Inquiries and Complaints. Any party receiving any inquiry, complaint, deficiency notice or request for corrective action from DHS, DOC, DOJ or the DHHS relating to Molina's arrangement of Health Care Services under this Agreement, or relating to the administration of the Foundation Medi-Cal Plan or to the arrangement of Health Care Services to Medi-Cal Members, shall notify the other party within one (1) working day of the receipt of the matter. The parties shall cooperate fully and as necessary to resolve such matters.

     4.03 Member Grievance Procedures. Molina shall abide by Foundation's Member Grievance Procedures which are attached hereto and incorporated herein as Addendum H. Molina shall abide by, and implement upon request, all Foundation, DOC and DHS determinations on Molina Member appeals and grievances. Molina understands and further agrees as follows.

          4.03.01 Foundation will publish a single form of Evidence of Coverage for its Los Angeles County Medi-Cal Members. The Evidence of Coverage and Foundation's separately stated written Member grievance procedures attached hereto as Addendum H will contain a single Foundation telephone number and single Foundation address for receipt of Medi-Cal Member customer service inquiries, appeals and grievances. If Molina receives a written grievance or appeal involving a Molina Member, it will fax same to Foundation's Director of Medi-Cal Customer Service within one (1) working day of receipt.

          4.03.02 Foundation will mail all letters acknowledging receipt of a grievance or appeal to Molina Members. Foundation will forward first level Molina Member appeals and grievances to Molina for initial review. However, for grievances which Foundation determines to involve a potential quality issue and Molina or a Molina Participating Provider, Foundation shall also conduct a concurrent review of such grievances.

          4.03.03 For Molina Member grievances involving a potential quality issue, Molina shall, within 15 calendar days of the receipt of the grievance, submit all applicable records and its written findings, recommendations and proposed corrective action plan where applicable, to

Foundation's Director of Medi-Cal Customer Service for Foundation's review and determination on the matter. Molina and Molina Participating Providers shall cooperate fully in Foundation's handling of such grievances.

          4.03.04 If Molina's review determination on a Molina Member's first level appeal or grievance not involving a potential quality issue is to overturn its previous denial of coverage or to remedy the grievance to the Molina Member's satisfaction, then Molina will draft an appropriate letter in a form approved by Foundation and on Foundation's letterhead and mail the letter to the Molina Member. Molina shall also provide a copy of the response to Foundation.

          4.03.05 If Molina's review recommendation on a Molina Member's first level appeal or grievance not involving a potential quality issue is to uphold its previous denial of coverage or to not remedy the grievance to the Molina Member's satisfaction, then Molina will, within 15 calendar days of the receipt of the appeal or grievance, draft an appropriate written response in a form approved by Foundation and fax same with all supporting medical records and other documentation to Foundation's Director of Medi-Cal Customer Service for Foundation's review and determination on the matter. Foundation will, in its sole discretion, reasonably determine to (i) ratify Molina's review recommendation; (ii) modify Molina's review recommendation; or (iii) reject Molina's review recommendation and direct Molina to arrange and cover the disputed service or to remedy the grievance to the reasonable satisfaction of the Molina Member. In the event that Foundation determines to ratify Molina's review recommendation, Foundation will so advise Molina and Molina will mail the letter to the Molina Member. In the event that Foundation determines to modify Molina's review recommendation, Foundation will so advise Molina and Foundation will draft the response, mail the letter to the Molina Member, and provide a copy to Molina. In the event that Foundation determines to reject Molina's review recommendation, Foundation will so advise Molina and Foundation will draft the response, mail the letter to the Molina Member, and provide a copy to Molina.

          4.03.06 Foundation will handle all second level Molina Member grievance hearings and DHS reviews. Molina shall cooperate fully and provide assistance as requested by Foundation, and shall appear and participate at the hearings if requested by Foundation.

          4.03.07 Molina shall abide by, and implement upon request, all Foundation, DOC and DHS determinations on Molina Member appeals and grievances. If Molina fails to implement a determination of Foundation, DOC or DHS in a timely manner, Foundation may arrange and cover the disputed service or remedy the grievance to the reasonable satisfaction of the Molina Member and offset the cost of same from Foundation's payment under this Agreement to Molina.

          4.03.08 Molina will maintain a written log of all appeals, grievances and DOC and DHS complaints involving Molina Members and provide a copy of same to Foundation on a monthly basis.

     4.04 Reciprocity. If and only to the extent current contracts permit reciprocity, Foundation shall make good faith efforts to provide reciprocity at Foundation rates on claims for

Health Care Services provided to Molina Members by providers who contract with Foundation but who are not Molina Participating Providers. Likewise, if and only to the extent current contracts permit reciprocity, Molina shall make good faith efforts to provide reciprocity at Molina rates on claims for Health Care Services provided by Molina Participating Providers to Medi-Cal Members assigned to Foundation.

     4.05 Requests for Transfers. The parties shall cooperate in arranging Member transfers in the event a Molina Member requests a non-Molina Primary Care Physician but desires to remain a Foundation Medi-Cal Member or in the event a Foundation Medi-Cal Member requests a transfer in order to select a Molina Primary Care Physician.

     4.06 Additional Responsibilities. The parties shall have additional responsibilities as identified in the Matrix of Responsibilities attached hereto and incorporated herein as Addendum G. The specific details for these additional responsibilities shall be mutually agreed upon by the parties and shall be included in a Policies and Procedures Manual that will be jointly developed by the parties.

                            ARTICLE 5 - COMPENSATION

     Foundation shall pay Molina Capitation Payments at the rates and according to the procedures set forth in Addendum I attached hereto and incorporated herein.

                                ARTICLE 6 - TERM

     The initial term of this Agreement shall commence concurrently with the effective date of the Medi-Cal Agreement (the "Commencement Date") and shall continue for the full term of the Medi-Cal Agreement and any extensions thereto, unless sooner terminated as set forth in Article 7 below.

                             ARTICLE 7 - TERMINATION

     7.01 Molina's Right to Termination. Subject to the prior written approval of DHS, Molina shall have the right to terminate this Agreement immediately upon written notice to Foundation in the following circumstances:

          (i) revocation, suspension or expiration of Foundation's license as a health care service plan pursuant to the Knox-Keene Act;

          (ii) Foundation's breach of any material term, covenant or condition of this Agreement and subsequent failure to cure such breach within thirty (30) calendar days after notice by Molina of such breach. The remedy of such breach within thirty (30) calendar days of receipt of such notice shall revive this Agreement for the remaining term, subject to any of the rights of termination contained in this or any other provision of this Agreement; or

          (iii) Foundation's material failure to comply with the Medi-Cal Agreement, the

Knox-Keene Act or the Waxman-Duffy Act or the rules and regulations promulgated thereunder, as evidenced by a deficiency notice or cease and desist letter from DOC or DHS, and failure to cure such material failure within forty-five (45) days of the receipt of such notice from DOC or DHS.

     7.02 Foundation's Right to Termination. Subject to the prior written approval of DHS, Foundation shall have the right to terminate this Agreement immediately upon written notice to Molina in the following circumstances:

          (i) revocation, suspension or expiration of Molina's license as a health care service plan pursuant to the Knox-Keene Act;

          (ii) Molina's breach of any material term, covenant or condition of this Agreement and subsequent failure to cure such breach within thirty (30) calendar days after notice by Foundation of such breach. The remedy of such breach within thirty (30) calendar days of receipt of such notice shall revive this Agreement for the remaining term, subject to any of the rights of termination contained in this or any other provision of this Agreement; or

          (iii) Molina's material failure to comply with the Medi-Cal Agreement, the Knox-Keene Act or the Waxman-Duffy Act or the rules and regulations promulgated thereunder, as evidenced by a deficiency notice or cease and desist letter from DOC or DHS, and failure to cure such material failure within forty-five (45) days of the receipt of such notice from DOC or DHS.

     7.03 Termination of Medi-Cal Agreement. This Agreement shall immediately terminate upon the termination or nonrenewal of the Medi-Cal Agreement. Such termination of obligations shall be accomplished by delivery of written notice to Molina of the date upon which such termination shall become effective.

     7.04 Termination Without Cause. Subject to the prior written approval of DHS, either party may terminate this Agreement with or without cause effective upon the renewal date of the Medi-Cal Agreement by giving written notice to the other party at least one hundred eighty (180) days prior to renewal of the Medi-Cal Agreement.

     7.05 Notification of DHS of Amendment or Termination. Molina shall notify DHS in the event of an amendment or termination of this Agreement. Notice shall be given by properly addressed letter deposited in the United States Postal Service as first-class postage-prepaid registered mail. Any termination under Sections 7.01, 7.02 or 7.04 above is subject to the prior written approval of DHS.

     7.06 Termination of Enrollment of a Molina Member. Termination of enrollment of a Molina Member shall be in accordance with the terms of the Foundation Medi-Cal Plan and shall be upon the mutual agreement of the parties.

     7.07 Continuing Care Period. Molina shall continue to provide Health Care Services to

Molina Members as required by this Agreement after the effective date of termination of this Agreement until either (i) such services are complete or the Molina Member can be safely transferred to the care of another provider and such transfer does not violate State laws regarding abandonment of patients, or (ii) Foundation has made provisions for the assumption of such services, whichever occurs first. Foundation will use its best efforts to provide for the assumption of such services as soon as is reasonably practicable, taking into account the best interests of the Molina Member and the availability of appropriate providers. Compensation to Molina during this continuing care period will be compensated at the DHS Medi-Cal fee schedule.

                         ARTICLE 8 - DISPUTE RESOLUTION

     8.01 Arbitration. The parties agree to meet and confer in good faith to resolve any problems or disputes that may arise under this Agreement. Such negotiation shall be a condition precedent to the filing of any arbitration demand by either party. Any controversy, dispute or claim between the parties arising out of or relating to interpretation, performance or breach of this Agreement shall be resolved by binding arbitration at the request of either party, in accordance with the California Arbitration Act, California Code of Civil Procedure, Sections 1280-1294.2. The arbitration shall be conducted in Los Angeles, California by a single, neutral arbitrator who is licensed to practice law in the State of California. The arbitration shall be conducted under the auspices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"), except that if JAMS is nor longer in existence or is otherwise unable to appoint a neutral arbitrator, the parties shall conduct arbitration in accordance with the Commercial Rules of the American Arbitration Association ("AAA") as supplemented by the provisions in this Section 8.01. If the parties are unable to agree on the choice of the arbitrator, then the parties agree that either JAMS or AAA shall appoint a neutral arbitrator.

     The arbitrator shall apply California substantive law and federal substantive law where State law is preempted. Civil discovery for use in such arbitration may be conducted in accordance with the California Code of Civil Procedure and the California Evidence Code, and the arbitrator selected shall have the power to enforce the rights, remedies, duties, liabilities, and obligations of discovery by the imposition of the same terms, conditions and penalties as can be imposed in like circumstances in a civil action by a superior court of the State of California. The provisions of California Code of Civil Procedure Section 1283 and 1283.05 concerning the right to discovery and the use of depositions in arbitration are incorporated herein by reference and made applicable to this Agreement. Each party shall have the right to take no more than three (3) depositions of individuals or entities, including depositions of expert witnesses, and copies of all exhibits and demonstrative evidence to be used at the arbitration. However, rebuttal and impeachment evidence need not be exchanged until presented at the arbitration hearing.

     The arbitrator shall have the power to grant all legal and equitable remedies and award compensatory damages provided by California law, except that punitive damages may not be awarded. The arbitrator shall prepare in writing and provide to the parties an award including factual findings and the legal reasons on which the decision is based. The arbitrator shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected pursuant to California Code of Civil Procedure Sections 1286.2 or 1286.6 for any such error.

     Notwithstanding the above, in the event either party wishes to obtain injunctive relief or a temporary restraining order, such party may initiate an action for such relief in a court of law and the decision of the court of law with respect to the injunctive relief or temporary restraining order shall be subject to appeal only through the courts of law. The courts of law shall not have the authority to review or grant any request or demand for damages or declaratory relief.

                     ARTICLE 9 - RECORDS AND DATA COLLECTION

     9.01 Maintenance of Records. Molina shall maintain and provide to the DHS, DOC, DOJ, DHHS and Foundation all books, records, patient records, encounter data (in a format approved by Foundation), and other information as may be necessary for compliance by the parties with the Knox-Keene Act, the Waxman-Duffy Act, and all other applicable law. Such books and records shall be maintained in a form in accordance with the general standards and laws applicable to such book or record keeping, including medical histories, records and reports from other providers, hospital discharge summaries, records of Emergency Services and such other information as said parties may require or as necessary to disclose the quality, appropriateness or timeliness of Health Care Services provided to Molina Members under this Agreement. The obligations under this Section shall not terminate upon the termination of this Agreement, whether by rescission or otherwise.

The parties shall keep and maintain their books and records on a current basis in accordance with general standards for book and record keeping. The parties shall retain said records for a term of at least five years from the close of the fiscal year in which this Agreement is in effect.

     9.02 Right to Inspect. Molina shall make available for inspection, examination or copying by the DHS, DOC, DOJ, DHHS and Foundation at reasonable times at Molina's usual place of business, or at such other mutually agreeable place in California, all books, records, patient records, encounter data, and other information relating to the services provided pursuant to this Agreement, including, but not limited to, Molina Member patient records, subject to the confidentiality restrictions set forth in Section 9.03, and financial records pertaining to the cost of operations and income received for Health Care Services provided to Molina Members. The right of said parties to inspect, evaluate and audit such records shall extend through five (5) years from the date of termination of this Agreement.

     9.03 Confidentiality. The parties shall maintain the confidentiality of Molina Member medical records and related information in accordance with applicable federal, State and local laws, including, without limitation, Title 45, Section 250.50 of the Code of Federal Regulations, and Welfare and Institutions Code Section 1400.2 and the regulations promulgated thereunder. Where required by law, the parties shall obtain a specific written authorization from the Molina Member prior to releasing the Molina Member's medical records. The parties shall establish and maintain procedures and safeguards so that no information pertaining to Medi-Cal Members contained in the parties' records or obtained from DHS in carrying out the terms of this

Agreement shall be used or disclosed by the parties or their agents or employees other than for purposes directly connected with the administration of the Foundation Medi-Cal Plan.

     9.04 Financial Statements. Molina shall provide to Foundation copies of the quarterly financial reports submitted by Molina to the DOC. Foundation shall provide to Molina copies of the quarterly financial reports submitted by Foundation to the DOC

     9.05 Provision of Data. The parties shall jointly and separately maintain statistical records and data relating to the utilization of Health Care Services by Molina Members as required for the administration of the Foundation Medi-Cal Plan and in compliance with all DHS and DOC statistical, financial and encounter data reporting requirements. Encounter data shall be submitted in a format approved by Foundation and on a timely basis so that Foundation can meet its regulatory reporting requirements.

                      ARTICLE 10 - RELATIONSHIP OF PARTIES

     10.01 Independent Contract Relationship. The relationship between the parties is one of independent contractors. Nothing in this Agreement is intended to create nor will be deemed or construed to create any relationship between the parties other than that of independent contracts. Neither of the parties, nor any of their respective officers, directors or employees, shall act as nor be construed to be the partner, agent, employee or representative of the other. The relationship between the parties, as a subcontractor of Foundation, and DHS and the State of California are independent contractor relationships. Neither Foundation nor Molina nor any agents, officers or employees of Foundation or Molina are agents, officers, employees, partners or associates of DHS or the State of California. None of the provisions of this Agreement shall be construed to create a relationship of partnership, agency, joint venture or employment between Foundation or Molina, as a subcontractor of Foundation, and DHS and the State of California.

     10.02 Indemnification. The parties will indemnify and hold each other harmless against any claims, demands, damages, liability, judgments and expenses, including reasonable attorney fees, as follows:

          10.02.01 To the extent that any allegations against Molina are based on alleged fault by Molina (or its agents, employees or providers) in providing or failing to provide Health Care Services to Molina Members or in other administrative dealings with Molina Members, and the allegations against Foundation are based on vicarious, passive or secondary liability, including, without limitation, allegations of apparent or ostensible agency and negligent selection, Molina will fully indemnify Foundation against such claims, including attorney fees and costs.

          10.02.02 To the extent that any allegations against Foundation are based on alleged fault by Foundation (or its agents, employees or providers) in providing or failing to provide Health Care Services to Molina Members or otherwise failing to perform under the Medi-Cal Agreement or under the Foundation Medi-Cal Plan, and the allegations against Molina are based on vicarious, passive or secondary liability, including, without limitation, allegations of apparent or ostensible agency and negligent selection, Foundation will fully indemnify Foundation against such claims, including attorney fees and costs.

          10.02.03 To the extent of any other claims, the parties will mutually indemnify each other, including attorney fees and costs, in proportion to the relative degree of each party's fault that contributed to the claim. In interpreting this paragraph, the principals of comparative fault shall apply.

     10.03 Cooperation. The parties shall maintain an effective liaison and close cooperation with one another to ensure smooth working relationships with Medi-Cal Members, effective communication between providers, and maximum benefits to each Medi-Cal Member at the most reasonable cost, consistent with quality of Health Care Services.

                           ARTICLE 11 - MISCELLANEOUS

     11.01 Assignment. This Agreement and the rights, interests, and benefits hereunder shall not be assigned, transferred, pledged, or hypothecated in any way by the parties and shall not be subject to execution, attachment or similar process nor shall the duties imposed herein be subcontracted or delegated without the written consent of the other party. Any assignment or delegation of the Agreement shall be void unless prior written approval is obtained from the DHS.

     11.02 Amendments. The parties may amend this Agreement by providing thirty
(30) days' prior written notice to the other party in order to maintain compliance with applicable federal and State laws. Such amendment shall be binding upon the parties. Other amendments to this Agreement shall be effective only upon mutual written consent.

     11.03 Confidentiality of this Agreement. To the extent possible, each party agrees to maintain the terms of this Agreement confidential. Disclosure of the terms of this Agreement, other than disclosures required by the DOC or DHS, shall not be made without the approval of the other party.

     11.04 Notices. All notices required or permitted by this Agreement shall be in writing and may be delivered in person or may be sent by regular, registered or certified mail or United States Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in the manner specified in this Section 11.04. The addresses below shall be the particular party's address for delivery or mailing of notice purposes:

     To Molina:      Molina Medical Centers
                     One Golden Shore
                     Long Beach, California 90802

                     ATTENTION: C. David Molina, M.D.

     To Foundation:  Foundation Health, a California Health Plan
                     3400 Data Drive
                     Rancho Cordova, California 95670

                     ATTENTION:  President

     The parties may change the names and addresses noted above through written notice in compliance with this Section 11.04. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if not delivery date is shown, the postmark date. If sent by regular mail, the notice shall be deemed given forty-eight (48) hours after the notice is addressed and mailed with postage prepaid: Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the notice to the United States Postal Service or other courier. If any notice is transmitted by facsimile transmission or similar means, the notice shall be deemed served or delivered upon telephone confirmation of receipt of the transmission, provided a copy is also delivered via delivery or mail.

     11.05 Entire Agreement. This Agreement contains all the terms and conditions between Molina and Foundation concerning the subject matter of this Agreement and supersedes all other agreements, oral or otherwise, including, without limitation, that certain Health Services Agreement entered into by the parties on April 13, 1995.

     11.06 Provisions Separable. The invalidity or uneforceability of any term or provision of this Agreement will in no way affect the validity or enforceability of any other term or provision.

     11.07 Headings. The headings of the various sections of this Agreement are inserted merely for the purpose of convenience and do not expressly, or by implication, limit or define or extend the specific terms of the section so designated.

     11.08 Waiver of Breach. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach thereof.

     11.09 Applicable Law and Compliance with Medi-Cal Agreement. This Agreement shall be governed in all respects by the laws of the State of California and applicable federal law, including, without limitation, (i) the Knox-Keene Act and the regulations promulgated thereunder by the DOC; and (ii) the Waxman-Duffy Act and the regulations promulgated thereunder by DHS. Molina shall comply with the terms and conditions of the Medi-Cal Agreement as it relates to the arrangement of Health Care Services to Molina Members and shall cooperate fully with Foundation to assist Foundation to remain in compliance with the Medi-Cal Agreement. Any provision that any law, regulation or the Medi-Cal Agreement requires to be in this Agreement shall bind the parties whether or not specifically provided herein.

     11.10 Exhibits. The addenda attached to this Agreement are an integral part of this

Agreement and are incorporated herein by reference.

     11.11 Attorney Fees and Costs. If any action at law or suit in equity or arbitration is brought to enforce or interpret the provisions of this Agreement or to collect any monies due hereunder, the prevailing party shall be entitled to reasonable attorney fees and reasonable costs, together with interest at ten percent (10%) per annum, in addition to any and all other relief to which it may otherwise be entitled.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below.

MOLINA MEDICAL CENTERS                   FOUNDATION HEALTH, A CALIFORNIA
                                         HEALTH PLAN


By: /s/ John C. Molina                   By: /s/
    --------------------------               ---------------------------
Title: VICE-PRESIDENT                    Title: President
      ------------------------                 -------------------------
Date:  FEBRUARY 2, 1996                  Date:  February 6, 1996
     -------------------------                 -------------------------

                               SCHEDULE OF ADDENDA

ADDENDUM A               MOLINA SERVICE AREA

ADDENDUM B               EVIDENCE OF COVERAGE

ADDENDUM C               DISCLOSURE FORM

ADDENDUM D               PARTICIPATING PROVIDER DIRECTORY FOR LOS
                         ANGELES COUNTY

ADDENDUM E               PROCEDURE FOR ASSIGNMENT OF FOUNDATION'S LOS
                         ANGELES COUNTY MAINSTREAM MEDI-CAL MEMBERS
                         AMONG FOUNDATION, MOLINA AND UNIVERSAL CARE
                         HEALTH PLAN

ADDENDUM F               OFFICERS, OWNERS, STOCKHOLDERS, CREDITORS

ADDENDUM G               MATRIX OF RESPONSIBILITIES

ADDENDUM H               FOUNDATION'S MEDI-CAL MEMBER GRIEVANCE
                         PROCEDURES

ADDENDUM I               COMPENSATION

                                   ADDENDUM A

                               MOLINA SERVICE AREA


        (The entirety of Los Angeles County, inclusive of all ZIP Codes)

                                   ADDENDUM B

                              EVIDENCE OF COVERAGE


                  (To be developed by Foundation and attached)

                                   ADDENDUM C

                                 DISCLOSURE FORM


                  (To be developed by Foundation and attached)

                                   ADDENDUM D

             PARTICIPATING PROVIDER DIRECTORY FOR LOS ANGELES COUNTY


                  (To be developed by Foundation and attached)

                                   ADDENDUM E

 PROCEDURE FOR ASSIGNMENT OF FOUNDATION'S LOS ANGELES COUNTY MAINSTREAM MEDI-CAL
         MEMBERS AMONG FOUNDATION, MOLINA AND UNIVERSAL CARE HEALTH PLAN

OVERVIEW OF ENROLLMENT OPTIONS AND PROCESS

     Following an enrollment presentation and notification by mail, Los Angeles County Medi-Cal beneficiaries will have thirty days to select either the local initiative plan or Foundation as the mainstream plan. If the beneficiary does not select either plan within the required thirty days, the enrollment contractor will assign the beneficiary to one of the plans. All assignments will be made to the local initiative plan until its total enrollment has reached the minimum enrollment levels for the County. Once this minimum enrollment level has been met, assignments will alternate between the mainstream plan and local initiative plan, taking into account such items as plan capacity and location of service sites in relation to the beneficiary's residence.

ASSIGNMENT OF FOUNDATION'S LOS ANGELES COUNTY MAINSTREAM MEDI-CAL MEMBERS

     Prepaid Health Plan Enrollees. If a Medi-Cal beneficiary was a Medi-Cal prepaid health plan enrollee of Foundation, Molina or Universal immediately prior to the commencement date of operations for the Two Plan Model in Los Angeles County, Foundation will assign the Medi-Cal beneficiary to such plan, unless prohibited by the DHS or otherwise requested by the Medi-Cal beneficiary.

     Assignment of a Medi-Cal Member Who Selects a PCP Unique to One of the Three Plans. Los Angeles County Medi-Cal beneficiaries who select or who are assigned by the enrollment contractor to Foundation's mainstream plan will be offered the opportunity to select their Primary Care Physician from a single listing of Foundation, Molina and Universal Care Health Plan Primary Care Physicians. If the Medi-Cal Member selects or is assigned to a Primary Care Physician that contracts with only one of the three plans, such health plan will be responsible for the arrangement of Health Care Services for the Medi-Cal Member, but the Medi-Cal Member remains a Medi-Cal Member of Foundation.

     Assignment of a Medi-Cal Member Who Either Selects a PCP of Two or Three of the Plans or Who Does Not Select a PCP. If a Medi-Cal Member selects a Primary Care Physician that contracts with two or three of the plans, or the Medi-Cal Member does not select a Primary Care Physician at the time of enrollment, the Medi-Cal Member will be assigned by Foundation to one of the plans on a rational, fair and alternating basis. In making this assignment, Foundation will consider the ability of the plans' available Primary Care Physicians to accommodate the geographic and linguistic needs of the Medi-Cal Member. Where the geographic and linguistic needs of the Medi-Cal Member can be adequately served by Primary Care Physicians of two or more of the plans, Foundation will assign the Medi-Cal Member to the plan which is next due for an assignment on an alternating basis among the three plans.

     If a Medi-Cal Member selects a Primary Care Physician that contracts with Molina and Universal, the Medi-Cal Member will be assigned by Foundation to Molina or Universal on a rational, fair and alternating basis.

     This forementioned assignment procedure will also apply to Medi-Cal Members who request a Primary Care Physician change but who do not indicate the name of a new Primary Care Physician.

     Additionally, if a Medi-Cal Member selects a PCP that contracts with two or three of the plans but requests in writing to be assigned to one of such plans, Foundation will assign the Medi-Cal Member to the requested plan. However, the parties understand and agree that such assignments to Molina and Universal shall only be made until Molina and Universal reach the 26% enrollment limitation described in this Addendum below.

     Enrollment Limitation for Molina and Universal. This assignment process will continue until Molina and Universal each achieve a total Medi-Cal membership in Los Angeles County of 26% of the total number of Foundation Medi-Cal Members in Los Angeles County (Foundation will calculate enrollment numbers on a monthly basis). When Molina or Universal achieve such enrollment, these plans will only receive new Medi-Cal Members if they are the sole plan that contracts with the Primary Care Physician selected by the Medi-Cal Member.

     If any of the plans is unable to service additional Medi-Cal Members due to lack of capacity, Foundation will assign additional Medi-Cal Members to the remaining plans with capacity using the above procedure.

                                   ADDENDUM F

                    OFFICERS, OWNERS, STOCKHOLDERS, CREDITORS

     Name and address of each person with an ownership or control interest:


 NAME                    ADDRESS                           PERCENT OF OWNERSHIP
--------------------------------------------------------------------------------
 Molina Family Trust     One Golden Shore                  100%
                         Long Beach, California
                         90802


                                    OFFICERS:

 NAME                                     TITLE
--------------------------------------------------------------------------------
 C. David Molina, M.D., M.P.H.            President & Treasurer
--------------------------------------------------------------------------------
 John C. Molina                           Secretary & Vice President
--------------------------------------------------------------------------------
 Joseph M. Molina, M.D.                   Vice President for Medical Operations
--------------------------------------------------------------------------------
 Richard Anderson, M.D.                   Medical Director
--------------------------------------------------------------------------------
 C. Joseph Heinz                          Chief Administrative Officer
--------------------------------------------------------------------------------
 Harvey Fein                              Chief Financial Officer
--------------------------------------------------------------------------------
 Mary Martha Molina, M.D.                 Vice President, Medical Staff Services


                                 MAJOR CREDITORS

 CREDITOR                                 DESCRIPTION
--------------------------------------------------------------------------------

                                   ADDENDUM G

                           MATRIX OF RESPONSIBILITIES
       (i.e., Division of Responsibilities Between Foundation and Molina)

                                                                                                JOINT:           JOINT:
                                                EXCLUSIVELY     EXCLUSIVELY     JOINT:          PRINCIPALLY      PRINCIPALLY
FUNCTION                                        FOUNDATION      MOLINA          EQUAL           FOUNDATION       MOLINA
--------                                        -----------     -----------     ------          -----------      -----------
MARKETING

   Advertising                                                                    X
   Material                                                                       X
   Staff                                                                          X

NETWORK DEVELOPMENT

   Provider Contracting                                             X
   Rate Determination                                               X
   IPA Management                                                   X
   Office Training & Orientation                                    X
   Provider Manuals & Bulletins                                                   X

UTILIZATION REVIEW

   Hospital & Utilization Tracking                                  X
   Case Management                                                  X
   Specialty Referral Review                                        X
   Computer Input                                                   X
   Physician/Enrollee                                               X
   Notification Coordination                                        X
   On-Call Scheduling                                               X
   Phone Advice Availability                                        X
   Coordination of Community Resources                              X
   Claims Review                                                    X
   Oversight for Compliance with F's Standards      X

MEMBERSHIP SERVICES

   Membership Staff                                                                                  X
   Phone Access                                     X
   1st Level Grievance Resolution                                                                    X
   2nd Level Grievance Resolution (Hearing)         X
   Member Newsletter                                X
   Data Collection                                                                X
   Member Rights                                                                  X
   Electronic Interface                                                           X
   Cultural & Linguistic                                                                             X
   Member Satisfaction Survey                       X

CLAIMS ADJUDICATION

   Claims Review                                                    X

                                                                                               JOINT:        JOINT:
                                                     EXCLUSIVELY      EXCLUSIVELY   JOINT:     PRINCIPALLY   PRINCIPALLY
FUNCTION                                             FOUNDATION       MOLINA        EQUAL      FOUNDATION    MOLINA
--------                                             -----------      -----------   ------     -----------   -----------

  Denials                                                                X
  Third Party Liability                                                               X
  Coordination of Benefits                                               X
  Claims Check Processing                                                X
  Claims Inventory Monitoring                                            X
  LAG Study Tracking                                                     X
  IBNR Calculations                                                      X
  Stop-Loss Billing                                                      X

MANAGEMENT INFORMATION SYSTEMS

  Hardware                                                                            X
  Software                                                                            X
  Communication                                                                       X
  Computer Operations                                                                 X

ENROLLMENT AND ELIGIBILITY

  Enrollment Forms                                       X
  Evidence of Coverage                                   X
  Disclosure Form                                        X
  Welcome Letter                                         X
  Identification Cards                                   X
  Enrollment Mailing                                     X
  Participating Provider Directory (quarterly)           X
  Processing                                             X
  Enrollment Data Entry                                  X
  Eligibility List                                       X
  Electronic Tape Processing                                                          X
  Eligibility Reconciliation                             X

CAPITATION PROCESSING

  Medical Group/IPA Monitoring                                           X
  Medical Group/IPA Payments                                             X
  Risk Reserve Calculation                                               X

DATA COLLECTION

  Medical Group/IPA Report Cards                                                                                X
  Physician Profiling                                                                                           X
  HEDIS Reporting                                                                     X
  Regulatory Requirements                                                             X

UNDERWRITING

  Fraudulent Enrollment Resolutions                      X
  Governmental Relations Reporting                       X

                                                                                               JOINT:        JOINT:
                                                     EXCLUSIVELY      EXCLUSIVELY   JOINT:     PRINCIPALLY   PRINCIPALLY
FUNCTION                                             FOUNDATION       MOLINA        EQUAL      FOUNDATION    MOLINA
--------                                             -----------      -----------   ------     -----------   -----------
QUALITY MANAGEMENT

 Credentialing/Re-credentialing                                                                                 X
 Quality Improvement Operations                                                                    X
 Meeting Minutes and Follow-up                                                                                  X
 Chart Review                                                            X
 Standards Development                                   X
 Network Auditing                                                                     X
 Review of Bad Outcome QA Cases                                                       X
 Administration of Disciplinary Action                                                                          X
 Peer Review                                                                                                    X
 Health Education                                                                     X
 Policy & Procedure Maintenance                                                       X
 Interface with Public Health                                                         X
 11 Quality of Care Studies                                                                        X
 Oversight for Compliance with F's Standards             X
 Review of Potential Quality Issue Grievances                                                      X

ACCOUNTING

 Accounts Payable                                                                     X
 Purchasing                                                                           X
 Cash Management                                                                      X
 Checking Account Reconciliation                                                      X
 Fee-for-Service Billing                                                 X
 Financial Statements Development                                                     X
 Audits                                                                               X
 Insurance Maintenance                                                                X
 Payroll                                                                              X
 Budget Development                                                                   X
 Budget Monitoring                                                                    X
 Purchase of Forms                                                                    X

PHARMACY MANAGEMENT

 Claims Adjudication                                                     X
 Pharmacy Contracting                                                    X
 Mail Order Prescription                                                 X
 Pharmacy Data                                                           X
 Claims Payment                                                          X
 DUR/DUE                                                                 X

OTHER

 Policy and Procedure Manual                                                          X
 Legal                                                                                X
 DOC Interface                                           X
 DHS Interface                                           X
 Coordination with County Health Department                                                                     X

                                   ADDENDUM H

                FOUNDATION'S MEDI-CAL MEMBER GRIEVANCE PROCEDURES

I    GRIEVANCE PROCESSING

     Medi-Cal Members may contact the Member Services Department by telephone
     (800) 675-6110, in person or in writing to file a grievance.

     Foundation will send written acknowledgment to the Medi-Cal Member within five days after receipt of the grievance. The acknowledgment letter will include the time frame and steps that will be taken to resolve the grievance and the Medi-Cal Member's right to request a fair hearing from the Department of Health Services at any time during the process. Grievances will be responded to within 30 days, unless the Medi-Cal Member is notified that additional time is required.

     Medi-Cal Members will be notified in writing of Foundation's determination on their grievance. If Foundation's determination is to uphold the initial denial of coverage, the response will include the Medi-Cal Member's right to request a fair hearing from the Department of Health Services, and/or request disenrollment from Foundation should the Medi-Cal Member feel that no satisfactory resolution is possible.

II.  FOUNDATION'S INTERNAL APPEAL PROCESS

     A. If the Medi-Cal Member is dissatisfied with Foundation's initial determination regarding a claim or request for prior authorization, the Medi-Cal Member may appeal in writing to Foundation at the following address:

                    Foundation Health, a California Health Plan
                    Member Services Department, Appeals Unit
                          333 South Arroyo Parkway
                          Pasadena, California 91105

        If requested, the Member Services Department staff will assist the Medi-Cal Member in writing the appeal. Written appeals must be signed by the Medi-Cal Member (unless incapacitated or a minor), and include any additional information that the Medi-Cal Member wishes Foundation to consider.

        The written appeal must be received by Foundation within 30 days of the final action taken on a grievance. Written acknowledgment will be sent to the Medi-Cal Member, within five days of receipt of the written appeal.

        Depending on the subject matter of the appeal, the matter may be reviewed by one of Foundation's Medical Directors who has not previously been involved in the grievance, a member of Foundation's administrative staff, or a provider consultant.

        Foundation will notify the Medi-Cal Member in writing of the results of its review and the specific basis of its decision in 30 days following its receipt of the grievance. If additional time is required to resolve the grievance, the Medi-Cal Member will be notified within the 30-day period of the reason additional time is necessary. If Foundation's determination is to uphold the initial denial of coverage, the response to the Medi-Cal Member will include the Medi-Cal Member's right to request a hearing by Foundation's Member Grievance Committee, right to request a fair hearing by the Department of Health Services, or request disenrollment from Foundation.

     B. The final internal level of appeal available to a Medi-Cal Member for resolution of a claim or request for prior authorization of coverage, is a hearing before Foundation's member Grievance Committee. Requests for a hearing must be in writing and received by Foundation within 90 days of Foundation's mailing of its determination on the first step grievance. Appeals received by Foundation after this period will not be considered and no further internal recourse is available.

        Although the make-up of the Committee is subject to change at the discretion of Foundation, it is currently comprised of one Medi-Cal Member, a physician who has not previously been involved in the grievance, and Foundation's Medi-Cal Member Services Director or his or her designee. A quorum to convene a hearing is two of these persons.

        Hearings will be scheduled within 30 days of written request and heard within 60 days of receipt, unless the Medi-Cal Member requests a later hearing date. Medi-Cal Members may appear with and have information offered by third parties, including attorneys, but not any persons having a conflict of interest with Foundation. Unless incapacitated or a minor, Medi-Cal Members must appear in person and are to be principally responsible for the presentation of their grievance and for direct response to questions by the Committee. The hearing is conducted as an informal administrative hearing -- formal rules of evidence and discovery which are common to legal hearings do not apply. In some cases, Foundation may require the hearing to be conducted by telephone conference.

III. EXTERNAL OPTIONS FOR GRIEVANCE RESOLUTION

     A. A Medi-Cal Member may request a fair hearing from the Department of Health Services at any time during the grievance process, by contacting the Public Inquiry and Response Unit at (800) 952-5253, TDD (800) 952-8349.

     B. If the Medi-Cal Member feels that no satisfactory resolution is possible, he or she may request disenrollment from Foundation by contacting the State's contractor, Health Choice, Inc., at (address and telephone number to be determined). Foundation may provide the Medi-Cal Member with a disenrollment form at his or her request, however, processing of the disenrollment form will be completed by Health Choice, Inc.

                                   ADDENDUM I

                                  COMPENSATION

   1. Compensation. The following compensation rates shall apply for the period beginning with the date Foundation's Medi-Cal Plan for Los Angeles County commences and ending September 30, 1997. The below initial rates shall be adjusted in the same proportion and at the same time as the Monthly DHS Payments to Foundation are adjusted.

      1.1 Molina's Compensation. Foundation shall pay to Molina for all Health Care Services and other services provided or arranged by Molina under this Agreement the following monthly Capitation Payment amounts for each Molina Member assigned by Foundation to Molina (based on the Molina Member's aid category):

 FAMILY         AGED         DISABLED        CHILD                ADULT
--------------------------------------------------------------------------------
 $ [*]         $ [*]        $  [*]          $ [*]                $ [*]

   In addition, Molina shall also exclusively enjoy all coordination of benefits recoveries and third party liability recoveries collected pursuant to Sections
2.05 and 2.06 of the Agreement.

     1.2 Foundation's Compensation. In consideration for the services provided by Foundation pursuant to this Agreement and the Medi-Cal Agreement, Foundation will keep the balance of the Monthly DHS Payment for each Molina Member assigned by Foundation to Molina, as follows:

 FAMILY         AGED         DISABLED        CHILD                ADULT
--------------------------------------------------------------------------------
 $ [*]         $ [*]        $  [*]          $ [*]                $ [*]

   2. Due Date. Foundation shall make Capitation Payments as described in this Addendum on a monthly basis, due and payable within five (5) working days of Foundation's receipt of the corresponding payment from DHS.

   3. Foundation Reinsurance. Foundation shall assume financial responsibility for any Health Care Services which exceed [*]% of the "estimated specified total expenditures" made by Molina under this Agreement. For the purposes of this provision, "estimated specified total expenditures" is defined as [*]% of DHS premium (excludes Molina's estimated profits of [*]% of the Monthly DHS Payment and Foundation's compensation of [*]% of the Monthly DHS Payment). Foundation will only pay for Health Care Services (i.e., not Molina's administrative expenses) if and to the extent the [*]% threshold of "estimated specified total expenditures" is exceeded on an "aggregate, annual" basis (i.e., the health care cost experience of all Molina Members over a one-year period).

   Reconciliation will occur once annually, four months after the close of each fiscal year, with incurred but not reported claims not considered after 90 days of the close of each 12-month contract period. For the purposes of this provision, "fiscal year" shall mean the period running annually from June 1 of one year through May 31 of the next year.

     4. Retroactive Adjustments. If DHS determines that a Molina Member was improperly omitted from the Eligibility List for a period of time during which the Molina Member actually was eligible for Health Care Services, Foundation will pay Molina for the Molina Member for such time period at the Capitation Payment rate specified in this Addendum within five (5) working days of receiving the corresponding payment from DHS. If DHS determines that a Molina Member was improperly enrolled or should have been disenrolled in a prior month, Foundation will debit the Capitation Payment amount paid to Molina by the amount attributable to such Molina Member for such time period. Molina agrees that Foundation is not liable for any Capitation Payment amounts payable to or deductible from Molina's compensation amount due to any errors in the Eligibility List not caused by Foundation unless and except to the extent that DHS has recognized and corrected such errors, informed Foundation of the correct information, and made appropriate payment adjustments under the Medi-Cal Agreement.

     5. Collection of Charges from Molina Members. Neither Molina nor any Molina Participating Provider shall in any event, including, without limitation, non-payment by Foundation, insolvency of Foundation, or breach of this Agreement, bill, charge, collect and deposit, or attempt to bill, charge, collect or receive form of payment, from any Molina Member for Health Care Services provided pursuant to this Agreement. Neither Molina nor any Molina Participating Provider shall maintain any action at law or equity against a Molina Member to collect sums owed by Foundation to Molina. Upon notice of any violation of this paragraph, Foundation may terminate this Agreement pursuant to
Section 7.02(ii) and take all other appropriate action consistent with the terms of this Agreement to eliminate such charges, including, without limitation, requiring Molina, and Molina Participating Providers to return all sums improperly collected from Molina Members or their representatives.

     Each contract between Molina and a Molina Participating Provider shall provide that in the event that Molina fails to pay the Molina Participating Provider, the Molina Member shall not be liable to the Molina Participating Provider for any sums owed by Molina.

     In addition, Molina agrees to hold harmless the State of California and DHS in the event of non-payment by Foundation for Health Care Services provided to Molina Members.

     Molina's obligations under this paragraph shall survive the termination of this Agreement with respect to Health Care Services provided during the term of this Agreement without regard to cause of termination of this Agreement.

     6. Capitation Deposit Account. The parties shall establish an account (the "Account") at a mutually acceptable bank for the purpose of protecting Molina in the event of Foundation's failure to make a Capitation Payment. The Account shall be established in accordance with the following guidelines:

          6.1 Foundation shall deposit five (5) working days prior to the scheduled receipt of the first Capitation Payment from DHS an amount equal to the estimated Capitation Payment amount to Molina for the first month of the Agreement. Thereafter, Foundation shall adjust the Account by depositing additional amounts or withdrawing amounts so that, following the adjustment, the Account is equal to the most recent one month's Capitation Payment.

          6.2 If Foundation fails to make Capitation Payments to Molina by the due date, Molina shall provide notice of non-payment to Foundation. If Foundation fails to make a payment in full within fifteen (15) days of the receipt of notice of non-payment, Molina may withdraw an amount from the Account equal to the delinquent amount of Capitation Payments due to Molina. Molina shall not be entitled to withdraw from the Account if Foundation, within the fifteen (15) day notice period, notifies Molina that it is contesting the claim for Capitation Payment and includes an explanation of Foundation's reason for contesting the Capitation Payment claim.

          6.3 Following any permissible withdrawal from the Account by Molina, Foundation shall have fifteen (15) days to replenish the amount withdrawn from the Account. Failure to do so shall constitute breach of this Agreement.

          6.4 Upon the effective date of termination of this Agreement, Molina shall be entitled to withdraw from the Account any delinquent Capitation Payments due from Foundation. Foundation shall be entitled to any remaining amounts in the Accounts upon the effective date of termination.

          6.5 Except as provided in Sections 6.1 and 6.4 of this Addendum, Foundation shall have no ability to withdraw funds from the Account.

          6.6 Except as provided in Sections 6.2 and 6.4 of this Addendum, Molina shall have no ability to withdraw funds from the Account.

          6.7 Foundation shall be entitled to any and all interest earned on the Account. The parties understand and agree that the compensation arrangement under this Agreement is contingent upon the parties simultaneously entering into and maintaining separate similar subcontracts for Molina's Medi-Cal Agreements for Riverside and San Bernardino counties, whereunder the parties shall reverse the roles for the parties that are set out in this Agreement.

                  NOTICE OF AMENDMENT TO AGREEMENT REQUIRED BY
                    CALIFORNIA DEPARTMENT OF HEALTH SERVICES

                    REQUIRED MEDI-CAL SUBCONTRACT PROVISIONS

This is an amendment to the Health Services Agreement (the "Agreement") between Foundation Health, a California Health Plan ("Foundation") and Molina Medical Centers ("Provider"). For the purposes of this amendment, Foundation's Medi-Cal agreements with the California Department of Health Services ("DHS") and its subcontracts with Medi-Cal prepaid health plans, are hereinafter collectively referred to as the "PHP Agreement". Foundation has been directed by the DHS to amend its Medi-Cal participating provider agreements to include the below provisions which are required to appear in all subcontracts under the PHP Agreement by the terms of the PHP Agreement and by Medi-Cal law. The unilateral and generic form of this amendment is legally and administratively necessary because the language of this amendment may not be negotiated and because this amendment is being provided to many thousands of health care providers of different types (e.g., individual practitioners, medical groups, IPAs, facilities, ancillary providers, FQHCs, and subcontracting health plans), and these providers contract with Foundation under a variety of different forms of contracts. In accordance with the provision of the Agreement which provides that amendments required because of regulatory or legal requirements do not require the consent of Provider or Foundation, this amendment is effective immediately and is an integral part of the Agreement and shall supersede any contractual provisions to the contrary.

Foundation thanks you for your participation as an essential part of Foundation's Medi-Cal operations and we appreciate your understanding of this form of amendment.

All references to "Beneficiaries" in this amendment are deemed to refer to those Medi-Cal beneficiaries who are covered by Foundation under the PHP Agreement.

The Agreement is hereby amended to include the following provisions to the extent that such provisions do not appear in the Agreement:

1. Preparation and Retention of Records; Access to Records; Audits. Provider shall prepare and maintain medical and other books and records required by law in a form maintained in accordance with the general standards applicable to such book or record keeping. Provider shall maintain such financial, administrative and other records as may be necessary for compliance by Foundation with all applicable local, State, and federal laws, rules and regulations. Provider shall retain such books and records and all encounter data for a term of at least five years from the close of the California fiscal year in which the Agreement is in effect. Provider shall make Provider's books, records and encounter data pertaining to the goods and services furnished under the terms of the Agreement, available for inspection, examination or copying by Foundation, DHS, the United States Department of Health and Human Services ("DHHS"), the California

     Department of Corporations ("DOC"), the United States Department of Justice ("DOJ"), and any other regulatory agency having jurisdiction over Foundation. The records shall be available at Provider's place of business, or at such other mutually agreeable location in California. When such entities request Provider's records, Provider shall produce copies of the requested records at no charge. Provider shall permit Foundation, and its designated representatives, and designated representatives of local, State, and federal regulatory agencies having jurisdiction over Foundation, to conduct site evaluations and inspections of Provider's offices and service locations. [22 CCR Section 53250(e)(l); W & I Section 14452(c);PHP Agreement]

2. Governing Law. The Agreement shall be governed by and construed and enforced in accordance with all laws, regulations and contractual obligations incumbent upon Foundation. Provider shall comply with all applicable local, State, and federal laws, rules and regulations, now or hereafter in effect, to the extent that they directly or indirectly affect Provider or Foundation, and bear upon the subject matter of the Agreement. Provider shall comply with the provisions of the PHP Agreement, and Chapters 3 and 4 of Subdivision 1 of Division 3 of Title 22 of the California Code of Regulations. In addition, Foundation is subject to the requirements of Chapter 2.2 of Division 2 of the California Health and Safety Code and Subchapter 5.5 of Chapter 3 of Title 10 of the California Code of Regulations. Any provision required to be in the Agreement by either of the above laws shall bind the parties whether or not provided in the Agreement. [22 CCR Section 53250(c)(2)]; W & I Section 14452(a); Knox-Keene Act]

3. Amendments. Amendments to the Agreement shall be submitted by Foundation to the DHS for prior approval at least 30 days before the effective date of any proposed changes governing compensation, services or term. Proposed changes, which are neither approved nor disapproved by the Department, shall become effective by operation of law 30 days after the DHS has acknowledged receipt, or upon the date specified in the amendment, whichever is later. Subcontracts between a prepaid health plan and a subcontractor shall be public records on file with the DHS. [22 CCR Sections 53250(a), (c)(3), & (e)(4); W & I Section 14452(a)]

4. Provider's Notice to DHS Upon Termination. Provider shall notify the DHS in the event that the subcontract is amended or terminated. Notice to the DHS is considered given when properly addressed and deposited in the United States Postal Service as first- class registered mail, postage attached. [Knox-Keene Act and PHP Agreement]

5. Notice of Change in Availability or Location of Covered Services. Foundation is obligated to ensure Beneficiaries are notified in writing of any changes in the availability or location of Covered Services at least 30 days prior to the effective date of such changes, or within 14 days prior to the change in cases of unforeseeable circumstances. Such notifications must be approved by DHS prior to the release. In order for Foundation to meet this requirement, Provider is obligated to notify Foundation in writing of any changes in the availability or location of Covered Services at least 40 days prior to the effective date of such changes. [Knox-Keene Act and PHP Agreement]

6. Reports and Information. Provider shall provide Foundation, within the time requested by Foundation, with all such reports and information as Foundation may require to allow it to meet the reporting requirements under the PHP Agreement or any applicable law, rule or regulation. [22 CCR
     Section 53250(c)(5)]

7. Subcontracting Under the Agreement. Provider shall not subcontract for the performance of services under the Agreement without the prior written consent of Foundation. Every such subcontract shall provide that it is terminable with respect to Beneficiaries by Provider upon Foundation's request. Provider shall furnish Foundation with copies of such subcontracts, and amendments thereto, within ten days of execution. Each such subcontracting provider shall meet Foundation's credentialing requirements, prior to the subcontract becoming effective. Provider shall be solely responsible to pay any health care provider permitted under the subcontract, and shall hold, and ensure that health care providers hold, Foundation, Beneficiaries and the State harmless from and against any and all claims which may be made by such subcontracting providers in connection with services rendered to Beneficiaries under the subcontract. Provider shall maintain and make available to Foundation, DHS, DHHS, DOC, DOJ, and any other regulatory agency having jurisdiction over Foundation, copies of all Provider's subcontracts under the Agreement and to ensure that all such subcontracts are in writing and require that the subcontractor: (1) make all applicable books and records available for inspection, examination or copying by said entities; (2) retain such books and records for a term of at least five years from the close of the fiscal year in which the subcontract is in effect; and (3) maintain such books and records in a form maintained in accordance with the general standards applicable to such book or record keeping. [22 CCR Section 53250(e)(3)]

8. Beneficiaries and State Held Harmless. Provider agrees that in no event, including, but not limited to, non-payment by Foundation, the insolvency of Foundation, or breach of the Agreement, shall Provider or a subcontractor of Provider bill, charge, collect a deposit from, seek compensation, remuneration, or reimbursement from, or have any recourse against Beneficiaries, the State of California, or persons other than Foundation acting on their behalf for services provided pursuant to the Agreement. Provider further agrees that: (1) this provision shall survive the termination of the Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of Beneficiaries; and (2) this provision supersedes any oral or written contrary agreement now existing or hereafter entered into between Provider and Beneficiaries or persons acting on their behalf. Any modification, addition, or deletion of or to the provisions of this clause shall be effective on a date no earlier than 15 days after the State regulatory agency has received written notice of such proposed change and has approved such change. [22 CCR
     Section 53250(e)(6)]

9. Transfer of Care Upon Termination of the Agreement. Provider shall, pursuant to the requirements of the PHP Agreement, assist in the orderly transfer of care of all Beneficiaries under the care of Provider in the event of the termination of the Agreement. [Knox-Keene Act and PHP Agreement]

10. Assignment and Delegation. Assignment or delegation of the Agreement shall be void unless prior written approval is obtained from the DHS. In addition, any assignment or delegation of the Agreement by Provider shall be void unless prior written approval is obtained from Foundation. [22 CCR
     Section 53250(e)(5)]

11. Beneficiary Education. Provider shall make health education materials and programs available to Beneficiaries on the same basis that it makes such materials and programs available to the general public, and shall use its best efforts to encourage Beneficiaries to participate in such health education programs. [PHP Agreement]

12. Grievances. Provider and Foundation agree to cooperate in resolving all grievances relating to the provision of services to Beneficiaries. Provider shall comply with Foundation's grievance procedure, including any fair hearing procedure involving the State of California or Foundation. Provider shall abide by, and implement upon request, all Foundation, DHS and DOC determinations on Beneficiary appeals and grievances. If Provider fails to implement a determination of Foundation, DHS or DOC in a timely manner, Foundation may arrange and cover the disputed service or remedy the grievance to the reasonable satisfaction of the Beneficiary and offset the cost of same from Foundation's payment under the Agreement to Provider. Copies of complaint forms and Foundation's grievance procedure will be made available to Provider and all Beneficiaries. Provider shall provide a Foundation complaint form to a Beneficiary who wishes to register a written complaint. Provider shall report any Beneficiary complaint directly to Foundation within one business day of receipt, whether resolved directly or not. All Beneficiary complaints will be logged by Foundation, a form letter acknowledging the complaint will be sent to the Beneficiary within five days of its receipt, and resolve the complaint within 30 days or document reasonable efforts to resolve the complaint. Beneficiaries may request disenrollment from Foundation or may request a fair hearing from the California Department of Social Services. [Section 1368 of the Knox-Keene Act and PHP Agreement]

13. Provider-Patient Relationship. Provider shall be solely responsible, without interference from Foundation or its agent, for providing health care to Beneficiaries, and shall have the right to object to treating any individual who makes onerous the relationship between Provider and Beneficiary. In the event of a breakdown in such relationship, Foundation shall make reasonable efforts to assign the Beneficiary to another participating provider. If reassignment is unsuccessful, a request may be filed with the DHS to permit termination of services to such Beneficiary. Approval from the DHS must be obtained before Provider terminates services to such Beneficiary. Provider and Foundation are independent contractors in relation to each other and each party is responsible for its own acts. [PHP Agreement]

14. Fair Employment Requirements. During the term of the Agreement, Provider and its subcontractors shall not unlawfully discriminate against any employee or applicant for employment because of race, religious creed, color, national origin, ancestry, physical disability, mental disability, medical condition, marital status, age (over 40) or sex. Provider and its subcontractors also shall ensure that the evaluation and treatment of their employees and applicants for employment are free of such discrimination. Provider and its subcontractors shall comply with the provisions of the Fair Employment & Housing Act (California Government Code Section 12990 et seq.) and the applicable regulations promulgated thereunder (2 CCR Section 7285.0 et seq.). The applicable regulations of the Fair Employment & Housing Commission implementing Government Code Section 12990, set forth in Chapter 5 of Division 4 of Title 2 of the California Code of Regulations are incorporated into the Agreement by reference and made a part hereof as if set forth in full. Provider and its subcontractors shall give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other agreements. [PHP Agreement]

15. Confidentiality of Information. Names of persons receiving public social services are confidential and are to be protected from unauthorized disclosure in accordance with Title 45, Code of Federal Regulations, Sections 205.50 & 14100.2 of the California Welfare and Institutions Code and the regulations adopted thereunder. For the purposes of the Agreement, all information, records, data, and data elements collected and maintained for or in connection with performance under the Agreement and pertaining to Beneficiaries shall be protected by Provider from unauthorized disclosure. With respect to any identifiable information concerning a Beneficiary under the Agreement that is obtained by Provider or its subcontractors, Provider:
     (1) will not use any such information for any purpose other than carrying out the express terms of the Agreement; (2) will promptly transmit to Foundation all requests for disclosure of such information; (3) will not disclose, except as otherwise specifically permitted by the Agreement, any such information to any party other than Foundation without Foundation's prior written authorization specifying that the information is releasable under applicable law; and (4) will, at the expiration or termination of the Agreement, return all such information to Foundation or maintain such information according to written procedures provided Provider by Foundation for this purpose. Provider shall ensure that its subcontractors comply with the provisions of this provision. [PHP Agreement]

16. Third Party Tort Liability. Provider shall make no claim for recovery for health care services rendered to a Beneficiary when such recovery would result from an action involving the tort liability of a third party or casualty liability insurance, including workers' compensation awards and uninsured motorist coverage. Within five days of discovery, Provider shall notify Foundation of cases in which an action by the Beneficiary involving the tort or workers' compensation liability of a third party could result in a recovery by the Beneficiary. Provider shall promptly provide: (1) all information requested by Foundation in connection with the provision of health care services to a Beneficiary who may have an action for recovery from any such third party; (2) copies of all requests by subpoena from attorneys, insurers or Beneficiaries for copies of bills, invoices or claims for health care services; and (3) copies of all documents released as a result of such requests. Provider shall ensure that its subcontractors comply with the requirements of this provision. [PHP Agreement]

17. Non-Discrimination. Provider shall not discriminate against any Beneficiary in the provision of Contracted Services hereunder, whether on the basis of the Beneficiary's coverage, age, sex, marital status, sexual orientation, race, color, religion, ancestry, national origin, disability, handicap, health status, source of payment, utilization of medical or mental health services or supplies or other unlawful basis including, without limitation, the filing by such Beneficiary of any complaint, grievance or legal action against Provider, Foundation, or an affiliate or subcontractor of Foundation. [Knox-Keene Act and PHP Agreement]

18. Encounter Reporting. For Beneficiaries for which Provider may receive capitation compensation under the Agreement, Provider shall provide Foundation with the following information, via personal computer diskette, magnetic tape or electronic transmission in standard HCFA 1500 form or its successor format and hardcopy, for each encounter with a Beneficiary during a calendar month. Such electronic encounter information and hardcopy materials shall be complete, accurate and provided to Foundation by the 15th day of the month following the month in which the encounter occurred. Encounter reporting shall be in accordance with, but not limited to, the Health Plan Employer Data and Information Set (HEDIS), Version 2.0, or its successor. Additionally, Provider shall promptly provide Foundation with all corrections to and revisions of such encounter data. [PHP Agreement]

19. No Surcharges and No Copayments. Provider shall not charge a Beneficiary any fee, surcharge or Copayment for health care services rendered pursuant to the Agreement. In addition, Provider shall not collect a sales, use or other applicable tax from Beneficiaries for the sale or delivery of medical services. If Foundation receives notice of any additional charge, Provider shall fully cooperate with Foundation to investigate such allegations, and shall promptly refund any payment deemed improper by Foundation to the party who made the payment. [Knox-Keene Act and PHP Agreement]

NOTE: THE FOLLOWING PROVISIONS ARE NON-STANDARD AND UNIQUE TO
      MOLINA MEDICAL CENTERS.

20. Striking of Inaccurate Default Enrollment Provision. Addendum E in the Agreement contains certain inaccurate language concerning the enrollment process of the State and inaccurate language concerning members being required to select a primary hospital. Addendum E is hereby deleted in its entirety and replaced with the restated Addendum E attached hereto as Attachment 1.

21. No Automatic Rate Adjustment Commensurate With DHS Rate Adjustment to Foundation. The second sentence in Section 1 of Addendum I to the Agreement concerning the automatic adjustment in rates commensurate with adjustments in Foundation's rate from the DHS, has been determined by the DHS to be impermissible and is hereby stricken. If the parties are unable to mutually agree on a rate adjustment under the circumstances of Foundation's rate from the DHS being adjusted, then either party may terminate the Medi-Cal line of business under the Agreement with 30 days' written notice. Section
     1.2 of Addendum I to the Agreement is also hereby stricken.

FOUNDATION HEALTH, A CALIFORNIA HEALTH PLAN

By: /s/
   --------------------------------
     David J. Friedman
     Vice President
     Medi-Cal Operations

                            ATTACHMENT 1 TO AMENDMENT

                               RESTATED ADDENDUM E

 PROCEDURE FOR ASSIGNMENT OF FOUNDATION'S LOS ANGELES COUNTY MAINSTREAM MEDI-CAL
            MEMBERS AMONG FOUNDATION, MOLINA MEDICAL CENTERS AND UCHP

   Prepaid Health Plan Enrollees. If a Medi-Cal beneficiary was a Medi-Cal prepaid health plan enrollee of Foundation, Molina or Universal immediately prior to the commencement of operations for the Two Plan Model in Los Angeles County, Foundation will assign the Medi-Cal beneficiary to such plan, unless prohibited by the DHS or otherwise requested by the Medi-Cal beneficiary.

   Assignment of a Medi-Cal Member Who Selects a PCP Unique to One of the Three Plans. Los Angeles County Medi-Cal beneficiaries who select or who are assigned by the enrollment contractor to Foundation's mainstream plan will be offered the opportunity to select their Primary Care Physician from a single listing of Foundation, Molina and Universal Primary Care Physicians. If the Medi-Cal Member selects or is assigned to a Primary Care Physician that contracts with only one of the three plans, such health plan will be responsible for the arrangement of Health Care Services for the Medi-Cal Member, but the Medi-Cal Member remains a Medi-Cal Member of Foundation.

   Assignment of a Medi-Cal Member Who Either Selects a PCP of Two or Three of the Plans or Who Does Not Select a PCP. If a Medi-Cal Member selects a Primary Care Physician that contracts with two or three of the plans, or the Medi-Cal Member does not select a Primary Care Physician at the time of enrollment, the Medi-Cal Member will be assigned by Foundation to one of the plans on a rational, fair and alternating basis. In making this assignment, Foundation will consider the ability of the plans' available Primary Care Physicians to accommodate the geographic and linguistic needs of the Medi-Cal Member. Where the geographic and linguistic needs of the Medi-Cal Member can be adequately served by Primary Care Physicians of two or more of the plans, Foundation will assign the Medi-Cal Member to the plan which is next due for an assignment on an alternating basis among the three plans.

   If a Medi-Cal Member selects a Primary Care Physician that contracts with Molina and Universal, the Medi-Cal Member will be assigned by Foundation to Molina or Universal on a rational, fair and alternating basis.

   This forementioned assignment procedure will also apply to Medi-Cal Members who request a Primary Care Physician change but who do not indicate the name of a new Primary Care Physician.

   Additionally, if a Medi-Cal Member selects a PCP that contracts with two or three of the plans but requests in writing to be assigned to one of such plans, Foundation will assign the

Medi-Cal Member to the requested plan. However, the parties understand and agree that such assignments to Molina and Universal shall only be made until Molina and Universal reach the 26% enrollment limitation described in this Addendum below.

   Enrollment Limitation for Molina and Universal. This assignment process will continue until Molina and Universal each achieve a total Medi-Cal membership in Los Angeles County of 26% of the total number of Foundation Medi-Cal Members in Los Angeles County (Foundation will calculate enrollment numbers on a monthly basis). When Molina or Universal achieve such enrollment, these plans will only receive new Medi-Cal Members if they are the sole plan that contracts with the Primary Care Physician selected by the Medi-Cal Member.

   If any of the plans is unable to service additional Medi-Cal Members due to lack of capacity, Foundation will assign additional Medi-Cal Members to the remaining plans with capacity using the above procedure.

                                  AMENDMENT OF
             HEALTH NET-MOLINA LOS ANGELES COUNTY MEDI-CAL AGREEMENT

This is an amendment of the Health Services Agreement for Los Angeles County (the "Agreement") entered into by and between Molina Medical Centers ("Molina") and Health Net (formerly, Foundation Health, a California Health Plan). This Amendment is an integral part of the Agreement and shall supersede any contractual provisions to the contrary. The parties hereby amend the Agreement as follows:

1. Revised compensation arrangement. Addendum I is deleted in its entirety and replaced with the restated Addendum I attached hereto as Exhibit 1.

MOLINA MEDICAL CENTERS                     HEALTH NET

By: /s/                                    By: /s/
   --------------------------------           ----------------------------------
   George Goldstein, President                Jeffrey A. Baumeister,
                                              Vice President
                                              California Health Programs

Date: 9/22/99                              Date: 9/22/99
     ------------------------------              -------------------------------

LARATEAMD                              -1-                                9-8-99

                            EXHIBIT 1 TO AMENDMENT OF
             HEALTH NET-MOLINA LOS ANGELES COUNTY MEDI-CAL AGREEMENT

                               RESTATED ADDENDUM I

                                  COMPENSATION

1. Compensation. Health Net shall pay to Molina for all Health Care Services and other services provided or arranged by Molina under this Agreement the following monthly Capitation Payment amounts for each Member assigned by Health Net to Molina (based on the Member's aid category).

   1.1 Compensation for the period of July 1,1997 to October 1,1997. For the period of July 1, 1997 to October 1,1997, Health Net shall pay Molina the monthly "Amended Rates" set out below for each Member assigned by Health Net to Molina. The parties understand and agree that Health Net will make the specified "adjustment" to the specified "Previously Paid Rates" to pass on an approximate [*]% rate increase.

   PREVIOUSLY PAID RATE          AMENDED RATE                 ADJUSTMENT
   --------------------          ------------                 ----------

   Family       [*]                   [*]                         [*]
   Child        [*]                   [*]                         [*]
   Disabled     [*]                   [*]                         [*]
   Aged         [*]                   [*]                         [*]
   Adult        [*]                   [*]                         [*]

   1.2 Compensation for the period of October 1,1997 to April 1,1998. For the period of October 1,1997 to April 1,1998, Health Net shall pay Molina the monthly "Amended Rates" set out below for each Member assigned by Health Net to Molina. The parties understand and agree that Health Net made the specified "adjustment" to the specified "Previously Paid Rates" to adjust the rates to the specified "Amended Rates".

   PREVIOUSLY PAID RATE          AMENDED RATE                 ADJUSTMENT
   --------------------          ------------                 ----------

   Family       [*]                   [*]                         [*]
   Child        [*]                   [*]                         [*]
   Disabled     [*]                   [*]                         [*]
   Aged         [*]                   [*]                         [*]
   Adult        [*]                   [*]                         [*]
   AIDS         [*]                   [*]                         [*]

   AIDS compensation. Payment of the AIDS rate is payable after Health Net receives its

LARATEAMD                              -2-                                9-8-99

AIDS compensation from the DHS, and will be reduced to the extent that Molina has received another capitation rate from Health Net.

   1.3 Compensation for the period of April 1,1998 to October 1,1998. For the period of April 1, 1998 to October 1,1998, Health Net shall pay Molina the monthly "Amended Rates" set out below for each Member assigned by Health Net to Molina. The parties understand and agree that Health Net made the specified "adjustment" to the specified "Previously Paid Rates" to pass on a similar rate reduction in Health Net's compensation from the DHS for a carve out of optical lenses under the Medi-Cal Agreement.

   PREVIOUSLY PAID RATE          AMENDED RATE                 ADJUSTMENT
   --------------------          ------------                 ----------

   Family       [*]                   [*]                         [*]
   Child        [*]                   [*]                         [*]
   Disabled     [*]                   [*]                         [*]
   Aged         [*]                   [*]                         [*]
   Adult        [*]                   [*]                         [*]
   AIDS         [*]                   [*]                         [*]

   AIDS compensation. Payment of the AIDS rate is payable after Health Net receives its AIDS compensation from the DHS, and will be reduced to the extent that Molina has received another capitation rate from Health Net.

   1.4 Compensation for the period of October 1,1998 to July 1,1999. For the period of October 1,1998 to July 1,1999, Health Net shall pay Molina the monthly "Amended Rates" set out below for each Member assigned by Health Net to Molina.

   PREVIOUSLY PAID RATE          AMENDED RATE                 ADJUSTMENT
   --------------------          ------------                 ----------

   Family       [*]                   [*]                         [*]
   Child        [*]                   [*]                         [*]
   Disabled     [*]                   [*]                         [*]
   Aged         [*]                   [*]                         [*]
   Adult        [*]                   [*]                         [*]
   AIDS         [*]                   [*]                         [*]

   1.5 Compensation for the period of July 1,1999 to October 1,1999. For the period of July 1, 1999 to October 1, 1999, Health Net shall pay Molina the monthly "Amended Rates" set out below for each Member assigned by Health Net to Molina.

   Family       [*]
   Child        [*]
   Disabled     [*]

LARATEAMD                              -3-                                9-8-99

     Aged     [*]
     Adult    [*]
     AIDS     [*]

     1.6 Compensation Adjustment Provision. Subject to the prior written approval of this provision by the DHS, in the event that Health Net's compensation for its Los Angeles County Medi-Cal Plan under Health Net's Medi-Cal Agreement with the DHS is adjusted, Health Net and Molina will execute an amendment of this Agreement that establishes revised per member per month capitation rates that are commensurate with the new Medi-Cal rates paid by the DHS, less [*]% and the $ [*] per member per month reduction described in Section
 6below,

     1.7 Incentive Withhold Arrangement. Commencing April 1, 1999, Health Net shall withhold $ [*] each month from Molina's compensation under this Agreement to incent Molina's efforts to assist Health Net in receiving incentive monies withheld from Health Net by the DHS that are tied to Health Net's achievement of specified utilization standards, as measured by encounter data and PM-160 information, and the achievement of timely encounter data and PM-160 reporting. The performance standards, terms and conditions for Health Net's receipt of its monies withheld by the DHS (the "DHS Withhold of Health Net Money") are set out in the previously provided ten-page excerpt of the Medi-Cal Agreement that is summarized below. The terms, conditions and performance standards for Molina's receipt of its incentive monies withheld by Health Net shall be identical to the terms, conditions and performance standards for Health Net's receipt of its incentive monies withheld by the DHS, except as otherwise set out in this Compensation Addendum. The parties agree that the terms, conditions and performance standards for Molina's receipt of its incentive monies withheld by Health Net shall be automatically modified to conform with any DHS modifications of the terms, conditions and performance standards of the DHS Withhold of Health Net Money.

The amount of any distribution of the Molina withhold will be determined by Health Net in its sole discretion based on all of the following factors:

1. The extent of Molina's compliance with the DHS performance standards and the terms and conditions of this Agreement,

2. The amount of any return of the DHS Withhold of Health Net Money, and Molina's relative share considering the total incentive monies at stake of the following three "Plan Partners" that collectively serve Health Net's Los Angeles County. Medi-Cal Plan (Molina, Universal Care Health Plan and Health Net), and

3. The combined performance of the Plan Partners against the performance standards. That is, the DHS performance standards consider the collective utilization of all members of Health Net's Los Angeles County Medi-Cal Plan and the totality of PM-160 and encounter data reporting under the plan, even though each of the Plan Partners are only responsible

LARATEAMD                              -4-                                9-8-99
     for the arrangement of health care services and related PM-160 and encounter data reporting for a portion of the members. The return of incentive withhold monies of each of the Plan Partners is dependent on the collective performance of the Plan Partners against the performance standards. For example, if Molina significantly falls short of the performance standards, it will jeopardize the return of its $ [*] share of the withhold, and will jeopardize the return of $ [*] share of the withhold of its three Plan Partners. Hence, the risk of the return of our respective withhold monies must necessarily be shared on a mutually dependent basis.

In order for Health Net to meet the performance standard of encounter data reporting timeliness, Molina shall produce encounter data to Health Net 30 days' prior to the time that Health Net is required to report the data to the DHS.

Summary of terms, conditions and performance standards of DHS Withhold of Health Net Money. This Section sets out a very general summary of some of the terms, conditions and details of the very complex DHS Withhold of Health Net Money. The actual provisions are set out in the previously provided ten-page excerpt of the Medi-Cal Agreement that is summarized below.

     Applicable member population;      Health Net's Los Angeles County Medi-Cal
                                        Members

     Withhold amount:                   $ [*]   each month

     Performance standards, means of
     measurement, and portion of
     withhold:                          1.   Children Served. 30% of children
                                             receive CHDP services, as measured
                                             by PM-160 information. This
                                             standard constitutes 35% of the
                                             withhold or $ [*]

                                        2.   Outpatient and Emergency Room
                                             Services. For the period of July 1,
                                             1998 - June 30, 1999, 1,380 member
                                             encounters receive outpatient or
                                             emergency department services for
                                             every 1,000 members. For the period
                                             of July 1, 1999 - June 30, 2000,
                                             1,822 member encounters receive
                                             outpatient or emergency department
                                             services for every 1,000 members).
                                             This standard is measured by
                                             outpatient and emergency room
                                             encounter data and constitutes 35%
                                             of the withhold or $ [*]

LARATEAMD                             -5-                                 9-8-99

                                        3.   Timeliness of PM-160 Reporting of
                                             Children Served. 75% of all PM-160
                                             information for children served is
                                             submitted within 30 days after the
                                             end of the month of the encounter.
                                             This standard constitutes 15% of
                                             the withhold or $ [*]

                                        4.   Timeliness of Encounter Data
                                             Reporting of Outpatient and
                                             Emergency Room Services. 70% of
                                             outpatient and emergency room data
                                             is submitted within 90 days after
                                             the end of the month of the
                                             encounter. This standard
                                             constitutes 15% of the withhold or
                                             $ [*]

     GRADUATED DISTRIBUTION FOR PARTIAL
     COMPLIANCE -WITH FIRST TWO
     STANDARDS                           % OF COMPLIANCE  % OF WITHHOLD RETURNED
                                         ---------------  ----------------------

                                           100%           100%
                                         76-99%            75%
                                         51-75%            50%
                                         26-50%            25%
                                          0-25%             0%

     Timing of distribution of          9-12 months after completion of each
     withhold                           quarter

     1.8 FQHC and RHC Risk Corridor. Beginning October 1,1997 and through June 30, 1999, the DHS shall perform reconciliations to determine the variance between the funds that have been paid to Health Net in its Los Angeles County capitation rates to reflect the dollar value of Federally Qualified Health Centers ("FQHC") and Rural Health Clinics ("RHC") interim rate payments made to these entities in Los Angeles County under the Medi-Cal Fee-For-Service Program and the amount of payments to contracting FQHCs and RHCs under Health Net's Los Angeles County Medi-Cal Plan. For each reconciliation, if under Health Net's Los Angeles County Medi-Cal Plan contracting FQHCs and RHCs have been paid in the aggregate an amount greater than [*]% of the dollar value of FQHC and RHC interim rate payments included in Health Net's Los Angeles County capitation rates, DHS shall pay Health Net the amount in excess of [*]%. For each reconciliation, if under Health Net's Los Angeles County Medi-Cal Plan contracting FQHCs and RHCs have been paid in the aggregate an amount less than [*]% of the dollar value of FQHC and RHC interim rate payments included in Health Net's Los Angeles County capitation rates, Health Net is required to refund the amount below [*]% to the DHS.

If Health Net receives an FQHC/RHC Risk Corridor payment from the DHS, Health Net shall

LARATEAMD                             -6-                                 9-8-99
distribute to Molina its share. If Health Net is required to make an FQHC/RHC Risk Corridor payment to the DHS, Health Net shall deduct Molina's share from its compensation under this Agreement. The amount of any such payment to, or deduction from, Molina will be reasonably determined by Health Net based on Molina's share of FQHC and RHC payments relative to all FQHC and RHC payments under Health Net's Los Angeles County Medi-Cal Plan.

2. Health Net Reinsurance. Health Net shall assume financial responsibility for any Health Care Services rendered to Members assigned to Molina that exceed [*]% of the amount of Capitation Payments to Molina under this Agreement over a one-year fiscal year period of June 1 of one year through May 31 of the next year. Health Net will only pay for Health Care Services, not Molina's administrative expenses. Reconciliation will occur once annually. four months after the close of each fiscal year, with incurred but not reported claims not considered after 90 days of the close of each 12-month contract period.

3. Retroactive Enrollment Adjustments. If DHS determines that a Member was improperly omitted from the Eligibility List for a period of time during which the Member actually was eligible for Health Care Services, Health Net will pay Molina for the Member for such time period at the Capitation Payment rate specified in this Addendum within five working days of receiving the corresponding payment from DHS. If DHS determines that a Member was improperly enrolled or should have been disenrolled in a prior month, Health Net will debit the Capitation Payment amount paid to Molina by the amount attributable to such Member for such time period. Molina agrees that Health Net is not liable for any Capitation Payment amounts payable to or deductible from Molina's compensation amount due to any errors in the Eligibility List not caused by Health Net unless and except to the extent that DHS has recognized and corrected such errors, informed Health Net of the correct information, and made appropriate payment adjustments under the Medi-Cal Agreement.

4. Collection of Charges From Members. Neither Molina nor any Molina Participating Provider shall in any event, including, without limitation, non-payment by Health Net, insolvency of Health Net, or breach of this Agreement, bill, charge, collect and deposit, or attempt to bill, charge, collect or receive form of payment, from any Member for Health Care Services provided pursuant to this Agreement. Neither Molina nor any Molina Participating Provider shall maintain any action at law or equity against a Member to collect sums owed by Health Net to Molina. Upon notice of any violation of this paragraph, Health Net may terminate this Agreement pursuant to Section 7.02(ii) and take all other appropriate action consistent with the terms of this Agreement to eliminate such charges, including, without limitation, requiring Molina, and Molina Participating Providers to return all sums improperly collected from Members or their representatives.

     Each contract between Molina and a Molina Participating Provider shall provide that in the event that Molina fails to pay the Molina Participating Provider, the Member shall not be liable to the Molina Participating Provider for any sums owed by Molina. In addition,

LARATEAMD                             -7-                                 9-8-99

Molina agrees to hold harmless the State of California and DHS in the event of non-payment by Health Net for Health Care Services provided to Members. Molina's obligations under this Section shall survive the termination of this Agreement with respect to Health Care Services provided during the term of this Agreement without regard to cause of termination of this Agreement.

5. Right to reduce compensation and/or dedelegate to the extent that Molina has not performed its responsibilities under this Agreement. Pursuant to the Agreement, Health Net has delegated the performance of certain functions to Molina. In the event Health Net concludes that Molina is failing to materially perform a delegated function to Health Net's satisfaction, Health Net may dedelegate that function and/or reduce Molina's compensation by an actuarially or financially determined amount, subject to the following:

5.1 Health Net shall first provide to Molina a detailed written notification of Health Net's determination that Molina has materially failed to perform the delegated function. Health Net's written notification shall also include an actuarial or financial analysis of the amount by which Health Net will reduce Molina's compensation.

5.2 Molina shall have 30 days from the date of receipt of the aforementioned written notification, or such longer period as Health Net may identify in that notification, to demonstrate that Molina is materially performing the delegated function to Health Net's satisfaction (i.e., full performance of the contract requirement). If Molina does so within that time frame, the delegated function shall remain with Molina. If Molina is unable to do so within that time frame, the function may be dedelegated and/or Health Net may make an appropriate reduction in compensation retroactive to the date of material nonperformance. In addition, if Molina cures the nonperformance of a delegated responsibility within the 30-day cure period, Health Net may make an appropriate reduction in compensation for the period of material nonperformance.

6. Reduction for nonperformance of credentialing, primary care site review and medical record audit responsibilities under this Agreement. Due to Health Net's dedelegation of Molina for credentialing responsibilities, Molina's compensation shall be reduced by $ [*] per Member per month. Such reduction shall apply prospectively and retroactively to October 1, 1997.

LARATEAMD                             -8-                                 9-8-99

                                  AMENDMENT OF
             HEALTH NET-MOLINA LOS ANGELES COUNTY MEDI-CAL AGREEMENT

This is an amendment of the Health Services Agreement for Los Angeles County (the "Agreement") entered into by and between Molina Healthcare of California (formerly, "Molina Medical Centers") and Health Net of California, Inc. (formerly, "Foundation Health, a California Health Plan"). Subject to the terms and conditions of Restated Addendum I to the Agreement, the parties hereby amend the Agreement as follows:

1. Revised compensation arrangement for the period of August 1, 2000 through September 30,2000. For the specified period, Health Net shall pay Molina the following monthly capitation rates for each Member assigned to Molina:

         Family       [*]
         Child        [*]
         Disabled     [*]
         Adult        [*]
         Aged         [*]
         AIDS         [*]

2. Revised compensation arrangement for the period of October 1, 2000 through September 30, 2001. For the specified period, Health Net shall pay Molina the following monthly capitation rates for each Member assigned to Molina:

         Family       [*]
         Child        [*]
         Disabled     [*]
         Adult        [*]
         Aged         [*]
         AIDS         [*]

3.   Effective date of Amendment. This Amendment is effective August 1, 2000.

MOLINA/HEALTHCARE                             HEALTH NET OF CALIFORNIA, INC.
OF CALIFORNIA


By: /s/                                       By: /s/
   ----------------------------                  ---------------------------
    George Goldstein,                             Dave Meadows,
    President                                     Vice President
                                                  California Health Programs

                                  AMENDMENT OF
              HEALTH NET-MOLINA MEDI-CAL HEALTH SERVICES AGREEMENT
                             FOR LOS ANGELES COUNTY

   CONFORMATION OF PREEXISTING UTILIZATION MANAGEMENT DELEGATION AGREEMENT IN
                         COMPLIANCE WITH NCQA STANDARDS

This is an amendment of the Health Services Agreement for Los Angeles County (the "Agreement") entered into by and between Molina Healthcare of California ("Molina") and Health Net of California, Inc. ("Health Net"). This amendment is to (1) confirm and clarify compliance of the Agreement with the NCQA utilization management delegation standards, and (2) clarify delegation responsibilities concerning utilization management of pharmaceutical services.

 The parties hereby amend the Agreement as follows:

1. Addition of Addendum J to each Agreement. The language attached as Exhibit 1 to this Amendment is hereby added as Addendum J to the Agreement.

2.   Effective date of Amendment. This Amendment is effective June 1, 2001.

MOLINA HEALTHCARE OF CALIFORNIA         HEALTH NET OF CALIFORNIA, INC.


By: /s/                                 By: /s/
   -------------------------               --------------------
    George Goldstein,                       Dave Meadows,
    President                               Vice President
                                            California Health Programs

                            EXHIBIT 1 TO AMENDMENT OF
              HEALTH NET-MOLINA MEDI-CAL HEALTH SERVICES AGREEMENT
                             FOR LOS ANGELES COUNTY

                                   ADDENDUM J

   CONFIRMATION OF PREEXISTING UTILIZATION MANAGEMENT DELEGATION AGREEMENT IN
                         COMPLIANCE WITH NCQA STANDARDS

When the parties entered into the Agreement in 1996, the party holding the Medi-Cal contract with the DHS for the county ("Medi-Cal Plan") delegated to the subcontracting party ("Subcontracting Plan") both the right and duty to perform utilization management functions, including pharmaceutical utilization management, with respect to Medi-Cal Plan members who are assigned to the Subcontracting Plan. In Los Angeles County, Health Net is the Medi-Cal Plan and Molina is the Subcontracting Plan. The Agreement and the delegation provisions therein were approved by the California Department of Health Services ("DHS"), HCFA and the California Department of Managed Health Care. The delegation of utilization management functions under the Agreement to the Subcontracting Plan has been successfully operative for more than five years without adverse incident.

Although neither party is presently accredited by NCQA, each is, nonetheless, obligated to comply with essentially all NCQA standards pursuant to their Medi-Cal contracts with the DHS, and certain Medi-Cal and Knox-Keene laws. In accordance with a study prepared by NCQA and published in the January 2001 report entitled "Medi-Cal Audit Crosswalk: A Comparison of the NCQA Accreditation Standards and Medi-Cal Regulatory Oversight Requirements for Managed Care Organizations", both NCQA and the DHS found that NCQA standards are consistent with existing Medi-Cal Plan Contract and legal requirements. In particular, NCQA and the DHS found that the NCQA standard UM 13 for delegation of utilization management functions (renumbered UM 15 for the NCQA Guidelines that are effective July 1, 2001) is consistent with the following sections of the Medi-Cal Plan's Contract with the DHS: Sections 3.27.1, 3.27.2, 6.5.2.6, Delegation of QIP Activities, 6.5.2.6(A), Maintenance of policies and procedures which describe delegated activities, 6.5.2.6(B), Establish reporting standards, 6.5.2.6(C), Continues monitoring and evaluation of the delegated functions, 6.5.2.6(D), Assurance and documentation that subcontractor has the administrative capacity, task experience, and budgetary resources to fulfill its responsibilities. NCQA and the DHS also found that the NCQA delegation standard is consistent with 10 CCR 1300.70(b)(2)(B-C), and (G)(2-4). This NCQA-Medi-Cal Plan contract consistency is not coincidental because beginning in 1996, the DHS began to issue new, and amend existing, Medi-Cal plan contracts to conform with NCQA requirements.

The described NCQA report also found NCQA standards UM 3-6 were consistent with and set out in the following sections of each of the Medi-Cal Plan's contracts with the DHS and specified law:

..    NCQA and the DHS found that NCQA standard UM 3 is consistent with Medi-Cal
     Plan Contract Section 6.5.9.3(A) and California Health and Safety Code Sections 1367.01(e)and 1367(g).
..    NCQA and the DHS found that NCQA standard UM 4 is consistent with Medi-Cal
     Plan Contract Sections 6.5.9.3(E), 6.9.14 and California Health and Safety Code Sections 1367.0l(h)(1-4), and 1367.10(h)(2).
..    NCQA and the DHS found that NCQA standard UM 5 is consistent with Medi-Cal
     Plan Contract Section 6.5.9.1 and California Health and Safety Code Sections 1367.5(a), and 1367(g).
..    NCQA and the DHS found that NCQA standard UM 6 is consistent with Two-Plan
     Model Contract Sections 6.5.9.3(A), 6.9.14, 22 CCR 53894, 22 CCR 51014.1,
     and California Health and Safety Code Sections 1367.0l(h)(4), and
     1368(a)(4).

The NCQA standards in each of the Medi-Cal Plan's contracts with the DHS were, in turn, set out in the following sections of the Agreements to conform with the delegation and oversight requirements in the parties' Medi-Cal Contracts with the DHS, which NCQA has acknowledged in the above-described report to conform with NCQA requirements: Section 3.07, Management of Delegated Quality Improvement Activities, 3.08, Management of Delegated Credentialing Activities, and 3.09, Management of Delegated Utilization Review Activities. Sections 2.08,
2.09 and 2.10 of the Agreements conform with the Medi-Cal Plan contract and NCQA requirements that provide that the Subcontracting Plan's quality assurance, utilization review and credentialing activities are subject to the Medi-Cal Plan's standards and the oversight of the Medi-Cal Plan's Quality Assurance Committee.

In summary, this is to confirm that the parties understand and agree that the delegation provisions in the Agreements describe the Medi-Cal Plan's requirement to maintain the oversight responsibilities required by NCQA and meet the required elements of an NCQA-sufficient delegation agreement as set out in NCQA standard UM 13.1 (renumbered UM 15.1 for the NCQA Guidelines that are effective July 1, 2001).

Although the Agreements expressly provide that the Medi-Cal Plan delegated to the subcontracting party and its subcontractors both the right and duty to pharmaceutical utilization management, the following clarifies the understanding and agreement of the parties with respect to such pharmaceutical utilization management. The Subcontracting Plan and/or its subcontracting pharmacy benefits management company shall:

..    Have clearly documented pharmaceutical management procedures in place, and a process for applying the procedures.
..    Review such pharmaceutical management procedures at least annually and update as it determines to be necessary.
..    Involve actively practicing practitioners, including pharmacists, in the development and periodic updating of its pharmaceutical management procedures.
..    Provide its contracting providers its pharmaceutical management procedures and any changes that the Subcontracting Plan or subcontracting pharmacy benefits management company makes to the procedures.

..    When restricting pharmacy benefits via a drug formulary, the Subcontracting
     Plan or subcontracting pharmacy benefits management company shall have a process to consider medical necessity exceptions for members to obtain coverage of a pharmaceutical not on the drug formulary; provided, however, the parties understand and agree that the Subcontracting Plan is not obligated to cover non-formulary medications on a medically necessary basis that are carved out from the Medi-Cal Plan's contract with the DHS, such as AIDS, HIV, Parkinson's, anti-psychotic and anti-maniac medications.
..    Provide the following reports to the Medi-Cal Plan on a quarterly basis:

     1.   Notification of any changes to the drug formulary.
     2.   Copies of denials for pharmacy prior authorization (if any).
     3. Additions and deletions to pharmaceutical management procedures (other than drug formulary).
     4. Any changes in overall makeup of P&T Committee (e.g., different specialties represented, actual member names need not be included).

                                  AMENDMENT OF
             HEALTH NET-MOLINA LOS ANGELES COUNTY MEDI-CAL AGREEMENT

This is an amendment of the Health Services Agreement for Los Angeles County (the "Agreement") entered into by and between Molina Healthcare of California (formerly, "Molina Medical Centers") and Health Net of California, Inc. (formerly, "Foundation Health, a California Health Plan"). Subject to the terms and conditions of Restated Addendum I to the Agreement, the parties hereby amend the Agreement as follows:

1. Revised compensation arrangement for the period of October 1, 2001 through October 31, 2001. For the specified period, Health Net shall pay Molina the following monthly capitation rates for each Member assigned to Molina:

         Family         $  [*]
         Child          $  [*]
         Disabled       $  [*]
         Adult          $  [*]
         Aged           $  [*]
         AIDS           $  [*]

2. Revised compensation arrangement for the period of November 1, 2001 through September 30, 2002. For the specified period, Health Net shall pay Molina the following monthly capitation rates for each Member assigned to Molina:

         Family         $  [*]
         Child          $  [*]
         Disabled       $  [*]
         Adult          $  [*]
         Aged           $  [*]
         AIDS           $  [*]

3.   Effective date of Amendment. This Amendment is effective October 1, 2001.

MOLINA HEALTHCARE                       HEALTH NET OF CALIFORNIA, INC.
OF CALIFORNIA

By: /s/                                 By: /s/
   ----------------------                   -----------------------
    George Goldstein,                        Dave Meadows,
    President                                Vice President
                                             California Health Programs